Filed pursuant to Rule 424(b)(3)

Registration No. 333-219410

Great-West Capital ChoiceTM

Individual Single Premium Deferred

Index-Linked Annuity Contract

Issued by:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

Tel. (800) 537-2033

December 6, 2017

This prospectus describes the Great-West Capital ChoiceTM Individual Single Premium Deferred Index-Linked Annuity Contract (the Contract) issued by Great-West Life & Annuity Insurance Company that is designed for retirement or other long term investment purposes.

The Contract offers index-linked investment options (Strategies) that provide returns (Strategy Credits) based on the performance of one or more broad based securities indices (Reference Indices). The Strategy Credit is paid by Great-West Life & Annuity Insurance Company (the Company, we or us) and is subject to the Company’s claims paying ability. We calculate the Strategy Credit based on the changes in the value of the index referenced by the Strategy. Currently the Strategies calculate Strategy Credits based on the S&P 500® Price Return Index (S&P 500 Index), MSCI EAFE Price Return Index (MSCI EAFE Index), Russell 2000® Price Return Index (Russell 2000 Index), and NASDAQ-100® Price Return Index (NASDAQ Index).

The Contract also offers several Strategy Credit calculation methods (Crediting Factors) that provide different potential for investment gains and protections against investment loses. All Crediting Factors are composed either of a Floor and Cap or a Buffer and Cap. The Cap establishes the maximum Strategy Credit that may be paid on the Strategy, and a Floor or the Buffer establishes the level of protection from a negative Strategy Credit as a result of a decline in the value of the index referenced (Reference Index) by the selected Strategy. The Floor and Buffer, for each Strategy, will be guaranteed for the life of the Contract. The Cap for each Strategy will be declared on the Effective Date and re-declared prior to each Contract Anniversary thereafter.

Amounts allocated to any Strategy will fluctuate in value based on the performance of the Reference Index and the Crediting Factor of the Strategy that you select. You may lose money that you allocate to a Strategy. Depending on the performance of the Reference Index and the Crediting Factor of the Strategy you select, such loss may be significant. In addition, withdrawals from the Contract may be subject to a Withdrawal Charge and Market Value Adjustment (MVA), which may reduce the amount you receive.

Great-West Life & Annuity Insurance Company is not an investment adviser and does not provide any investment advice to you with respect to the Contract.

Prospective purchasers may apply to purchase a Contract through GWFS Equities, Inc. (GWFS Equities), the principal underwriter for the Contract or other broker-dealers that have entered into a selling agreement with GWFS Equities.

Index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, you should speak with a financial professional about the Contract’s features, benefits, risks and fees and whether the Contract is appropriate for you based on your financial situation and objectives.

The prospectus describes all material rights and obligations under the Contract. You should study this prospectus and retain it along with a copy of the Contract for future reference.

All guarantees under the Contract are obligations of Great-West Life & Annuity Insurance Company and are subject to the creditworthiness or financial strength of Great-West Life & Annuity Insurance Company.

For additional information on risks associated with owning the Contract see “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Contract:

•	Is NOT a bank deposit
•	Is NOT FDIC insured
•	Is NOT insured or endorsed by a bank or any government agency
•	Is NOT available in every state

GLOSSARY OF SIGNIFICANT TERMS

Accumulation Period – The period of time between the Effective Date and the Payment Period, unless the Contract is terminated.

Administrative Office – 8515 East Orchard Road, Greenwood Village, CO 80111; (877) 723-8723.

Annuitant (Joint Annuitant) – The natural person(s) upon whose life (or lives) determine the amount of Income Payments under the Contract.

Annuity Commencement Date – The date that Income Payments begin.

Annuity Payment Option(s) – An option to receive Income Payments during the Payment Period.

Contract Base Withdrawal – The amount of Contract Base that is withdrawn as the result of a Request for a partial withdrawal.

Beneficiary – The Beneficiary is the person(s) or entity you designate on the Effective Date to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary.

Buffer – The maximum negative Index Performance in a selected Reference Index that we absorb before applying a negative Strategy Credit. A Crediting Factor offering the same Buffer will be available each Contract Year during the Accumulation Period.

Business Day – Any day, and during the hours, on which the New York Stock Exchange is open for trading. In the event that a date falls on a non-Business Day, the date of the following Business Day will be used.

Cap – The maximum positive Index Performance that we may use to determine the Strategy Credit. The Cap may change each Contract Year.

Code – The Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of the Contract.

Company – Great-West Life & Annuity Insurance Company, the issuer of the Contract (also referred to as “we”, “us,” or “our”).

Contract – The individual single premium index-linked deferred annuity contract described by this prospectus.

Contract Anniversary – Any twelve-month anniversary of the Effective Date of the Contract.

Contract Base – The sum of the Strategy Base(s).

Contract Fee – An amount deducted from your Contract Value on the Strategy Term End Date. The Contract Fee is equal to the sum of the Strategy Fee(s).

Contract Value – On any Business Day it is equal to the sum of all Strategy Values.

Contract Year – Any twelve-month period beginning on the Effective Date or Contract Anniversary and ending on day before the next Contract Anniversary.

Crediting Factors – The Cap and Floor or Buffer that you select, which we use to calculate the Strategy Credit for a Strategy.

Distributions – Amounts paid pursuant to terms of the Contract, including surrenders, partial withdrawals, Income Payments and Death Benefits.

Due Proof of Death - Proof of death satisfactory to us. Such proof may consist of the following if acceptable to us: a) a certified copy of the death record; b) a certified copy of a court decree reciting a finding of death; c) any other proof satisfactory to us.

Effective Date – The date from which Contract Anniversaries are determined, as stated on your contract data page.

Floor – The maximum negative Index Performance that we may use to determine the Strategy Credit. Crediting Factors offering the same Floors will be available each Contract Year during the Accumulation Period.

Good Order – A request, including an application, is in Good Order if it contains all the information we require to process the request. If we require information to be provided in writing, Good Order also includes providing information on the correct form, with any required certifications, guarantees, and/or signatures received by us after delivery to the correct mailing, email, or website address, which are all listed on this prospectus.

Grantor – The natural person who is treated under Sections 671 through 679 of the Code as owning the assets of a Grantor Trust. Generally, the Grantor is the creator of the trust relationship and is responsible for any tax liability on trust assets. All Grantors must be natural persons.

Grantor Trust – A trust, the assets of which are treated under Sections 671 through 679 of the Code as being owned by the Grantor(s). We allow a Grantor Trust to be an Owner only if it either has a single Grantor who is a natural person, or two Grantors who are one another’s Spouse as of the Effective Date. Generally, if a trust is a Grantor Trust, the Grantor is treated as the owner of the trust assets, the trust is disregarded as a separate tax entity, and all income is taxed to the Grantor.

Gross Withdrawal – The amount of Contract Value withdrawn as a result of a Request for a partial withdrawal.

Hardship Waiver – The waiver of an MVA and Withdrawal Charge on a full withdrawal (surrender) related to the Nursing Home or Hospital waiver or Terminal Illness waiver.

Hospital – A facility that is licensed and operated as a Hospital according to the law of the jurisdiction in which it is located.

Income Payments – A series of payments made by us during the Payment Period which we guarantee as to dollar amount.

Index Performance – On any Business Day, the percentage change in the Index Value of the Reference Index of the selected Strategy as measured from the Strategy Term Start Date.

Index Value – The closing value of the Reference Index (Indices) as of the current Business Day.

Interest MVA Indices – The indices used to determine the rates used to calculate the Strategy Interest MVA Factor. The rates at the beginning of the Interest MVA Term are shown on the Contract Data Page.

Interest MVA Term – A six (6) year period that begins on the Contract Effective Date during which the formula used to calculate the Strategy Interest MVA Factor is fixed. The Interest MVA Term renews every six (6) years for the life of the Contract. The Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal on any day, including a Strategy Term End Date, except an Interest MVA Term End Date.

Interest MVA Term End Date – The last day of the Interest MVA Term.

Interest MVA Term Start Date – The first day of the Interest MVA Term. On the Contract issue date, the Interest MVA Term Start Date is the Effective Date. At the end of the initial MVA Term, the Contract will renew into a new Interest MVA Term of the same length. The Interest MVA Term Start Date of the renewal Interest MVA Term is the Interest MVA Term End Date of the prior Interest MVA Term.

IRA Account – The traditional Roth or other Individual Retirement Account established for the Contract Owner and the Contract Owner’s beneficiaries, for which a Contract is issued.

1940 Act – The Investment Company Act of 1940, as amended.

Market Value Adjustment (MVA) – An adjustment that we will apply to a Gross Withdrawal, in excess of the free annual withdrawal amount, during the Accumulation Period. The MVA helps offset our costs and risks of selling fixed income securities and derivative instruments purchased to support the guarantees under your Contract. The MVA may be positive, negative or zero. This means that the MVA may increase, decrease, or not change the amount payable to you upon surrender or partial withdrawal.

The MVA is comprised of two components, the Strategy Interest MVA Factor and the Strategy Index MVA Factor. The Strategy Index MVA Factor may result in an adjustment on any date except a Strategy Term End Date when it will equal zero. In contrast, the Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal on any day, including a Strategy Term End Date, except the Strategy Interest Term End Date, which occurs once every six years. The Strategy Interest MVA Factor will apply to any Gross Withdrawal throughout the Interest MVA Term except on the Strategy Interest Term End Date.

Non-Grantor Trust – A trust in which the grantor has relinquished control over trust assets and in which trust assets do not form a part of the grantor’s estate. A Non-Grantor Trust must be issued a Tax Identification Number in order to qualify as Owner of the Contract.

Non-Qualified Contract – A Contract that is not qualified for special tax treatment under sections of the Code.

Nursing Home – A facility that is licensed and operates as a nursing facility according to the law of jurisdiction in which it is located.

Owner (Joint Owners) – The person(s) or entity designated on the Effective Date and named in the Contract who may exercise all rights granted by the Contract, subject to the rights of any irrevocable Beneficiary (also referred to as “you” or “your”). The Owner must be either a natural person, an IRA custodian or trustee, a Grantor Trust, or a Non-Grantor Trust. If the Owner is a Grantor Trust, all references to the life, age, or death of the Owner pertain to the life, age, or death of the Grantor(s). If the Owner is a Non-Grantor Trust, all references to the life, age, or death of the Owner pertain to the life, age, or death of the Annuitant, and where there are Joint Annuitants, shall pertain to the older Joint Annuitant.

Payee – The person or entity who receives Income Payments during the Payment Period.

Payment Period – The phase of the Contract when Income Payments begin.

Premium Tax – The amount of tax, if any charged by the state or municipality.

Purchase Payment – The amount paid to us under the Contract as consideration for the benefits it provides. The Purchase Payment is equal to the amount of single premium paid or contract value exchanged for the Contract and subsequently reduced by the Gross Withdrawal of any partial withdrawal, including any free annual withdrawal amount and required minimum distributions (RMDs).

Qualified Contract – A Contract that qualifies for special tax benefits under the Code, such as a Code Section 408(b) Individual Retirement Annuity (IRA).

Reference Index (Indices) – One (or more) of the third-party broad based securities indices available to you under your Contract.

Request – An inquiry or instruction in a form satisfactory to Great-West. A valid Request must be: (i) received by Great-West at the Administrative Office in good order; and (ii) submitted in accordance with the provisions of the Contract, or as required by Great-West. The Request is subject to any action taken by Great-West before the Request was processed. A written Request will be deemed to include electronic mail transmissions only if: such transmissions include PDF or other facsimile transmissions clearly reproducing the manual signature, and such transmission is sent to the designated address for Great-West (AnnuityOperations@greatwest.com).

Securities Act – The Securities Act of 1933, as amended.

Separate Account – Index Linked Annuity Series Account – GWLA, the segregated asset account, established by Great-West under Colorado Law in which we hold reserves for our guarantees under the Contract and our other general obligations. The portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business we may conduct. As owner of the Contract, you do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.

Spouses – Individuals who are recognized as legally married under Federal law.

Strategy(ies) – The combination of a selected Reference Index and a Crediting Factor to which you may allocate your Contract Value.

Strategy Base – The amount on which the Strategy Credit and Strategy Fees are calculated and, as may be applicable, either assessed or applied. On the Effective Date, the Strategy Base is set equal to the Purchase Payment allocated to that Strategy. After the Effective Date, the Strategy Base is set equal to the Strategy Value as of the current Strategy Term Start Date.

Strategy Base Withdrawal – The amount of Strategy Base that is withdrawn as a result of a Request for a partial withdrawal.

Strategy Credit – The amount credited on each Contract Anniversary and at time of partial withdrawal, surrender, death and annuitization.

Strategy Credit Rate – The rate used to determine the Strategy Credit applied to the Strategy Value.

Strategy Fee – The pro rata amount of the Contract Fee applied to a Strategy on the Strategy Term End Date. A portion of the Strategy Fee will be assessed on a partial withdrawal, surrender, annuitization and upon the death of the Owner that occurs before the Strategy Term End Date.

Strategy Gross Withdrawal – The amount of Strategy Value withdrawn as a result of a Request for a partial withdrawal.

Strategy Index MVA Factor – The factor used, in combination with the Strategy Interest MVA Factor, to calculate the Strategy MVA.

Strategy Interest MVA Factor – The factor used, in combination with the Strategy Index MVA Factor, to calculate the Strategy MVA.

Strategy MVA – The MVA calculated for each Strategy, when a Gross Withdrawal in excess of the free annual withdrawal amount is taken from the Contract. The sum of the Strategy MVA(s) is equal to the MVA.

Strategy Term – A 12-month period beginning on the Strategy Term Start Date and ending when the Strategy Credit is applied on the Strategy Term End Date.

Strategy Term End Date – The last day of the Strategy Term.

Strategy Term Start Date – The first day of the Strategy Term. The first Strategy Term Start Date is the Contract Effective Date. Thereafter, the Contract will renew into a new Strategy Term of the same length, and the Strategy Term Start Date is the Strategy Term End Date of the prior Strategy Term.

Strategy Value – On any Business Day, the total value of all the Owner’s interests in a particular Strategy, prior to any Contract Fees, MVAs, and Withdrawal Charges.

Surrender Value – The amount you are entitled to receive under this Contract, in the event this Contract is terminated during the Accumulation Period. It is equal to your Contract Value, less any Withdrawal Charges and adjusted for any MVA.

Underlying IRA Holder – The natural person who is treated under the Code as having a beneficial interest in the assets of a custodial or trusteed IRA Account.

Withdrawal Charge – The charge we assess when you surrender the Contract or make a partial withdrawal of Strategy Value during the first six (6) Contract Years.

Withdrawal Charge Percentage – The percentage used to calculate the Withdrawal Charge.

SUMMARY

This summary highlights some of the more significant aspects of the Contract. You’ll find more detailed information about these topics throughout the Prospectus and in your Contract. Please keep both of this Prospectus and your Contract for future reference.

What are the key features of the Contract?

The Contract is an individual single premium deferred index-linked annuity contract issued by the Company for retirement and other long-term investment purposes. The Contract is designed for investors who seek potentially higher returns than traditional fixed annuity contracts with a level of protection for their principal. It offers a variety of Strategies that credit interest based on the performance of one of several broad based Indices and Crediting Factors that provide different potential for positive Strategy Credits and protection against negative Strategy Credits.

The Contract can be owned in the following ways:

•	Sole Owner who is an individual or trust with a natural person as grantor.
•	Sole Owner who is an individual and his or her spouse as the joint owner or trust with a natural person and his or her spouse as grantors (available for Non-Qualified Contracts only).

The Contract has two periods, an Accumulation Period and a Payment Period. During the Accumulation Period, you will receive Strategy Credits on a tax-deferred basis that is based on the performance of the Reference Indices and Crediting Factors of the Strategies that you select. One or more of the Reference Indices and Crediting Factors may not be available through all financial intermediaries.

Currently, the following Reference Indices are available:

Reference Indices
S&P 500® Price Return Index (S&P 500 Index)
MSCI EAFE Price Return Index (MSCI EAFE Index)
Russell 2000® Price Return Index (Russell 2000 Index)
NASDAQ-100® Price Return Index (NASDAQ Index)

For each Reference Index, you may select among the following Crediting Factors:

Crediting Factors available for each Reference Index
Floor of 0%
Floor of -2.5%
Floor of -5.0%
Floor of -7.5%
Floor of -10.0%

Buffer of -10.0%

All Crediting Factors that are available at the time you purchase your Contract (including the 0 % Floor) will be available for each Reference Index, including a substituted Reference Index, for the life of your Contract.

A Floor establishes the maximum amount of negative Strategy Credits that may be applied to the Strategy. The Buffer establishes the amount of loss attributable to negative index performance that we will absorb before we apply a negative Strategy Credit to the Strategy. With the exception of the Crediting Factor with a Floor of 0%, the Strategy Credit may be negative if the value of the Strategy’s Reference Index declines. Over multiple Strategy Terms, cumulative negative Strategy Credits for a Strategy may exceed the Floor established by the selected Crediting Factor because a negative Strategy Credit up to the amount of the Floor may be applied on each Strategy Term End Date .For the Crediting Factor that provides a Buffer, a negative Strategy Credit will apply for any decline in the Reference Index in excess of the -10%. Theoretically, the Buffer may result in negative Strategy Credit as high as -90.0% of the Strategy Value. Consequently, selecting the Crediting Factor with the Buffer rather than one of the Crediting Factors with a Floor may result in a large negative Strategy Credit during periods of steep declines in the stock market.

A Crediting Factor with a Floor of 0% will never result in a Strategy Credit of less than zero, which would reduce your Strategy Value. However, the deduction of applicable Contract fees and charges or the application of the MVA may result in a reduction of your Surrender Value below the amount of your Purchase Payment.

Each Crediting Factor will have a corresponding Cap, which we may change each Strategy Term. We will declare the Caps associated with each Crediting Factor, at the time of application and, thereafter, at least fifteen calendar days prior to the expiration of each Strategy Term (Strategy Term End Date). The Cap may be higher, lower, or the same as the Cap offered during the previous year, but will not be less than the minimum Cap of 1.5%. In general, the Cap will be lower for Strategies that offer a Floor or Buffer providing greater protection from negative Index Performance and higher for Strategies that offer less protection from negative Index Performance.

We will send you a letter at least fifteen calendar days prior to your Strategy Term End Date advising you that your Caps are expiring and stating the new Caps that will be available for the next Strategy Term Start Date. You will have the choice of continuing in the Strategy with the new Cap, moving your Contract Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Contract Value to another available Strategy with a different Reference Index and/or Crediting Factor. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in the current Strategy subject to the new Cap. If you choose not to allocate your Contract Value to any available Strategy, you may withdraw the Contract Value or surrender the Contract, subject to any applicable Withdrawal Charge and MVA.

During the Accumulation Period the Contract is subject to an annual Contract Fee equal to 1.20% of the total value of all your interests in the Strategies, a maximum Withdrawal Charge of 7% on any withdrawal in excess of the free annual withdrawal amount or full surrender during the first six Contract Years and an MVA on any withdrawal in excess of the free annual withdrawal amount or full surrender taken at any time during the Accumulation Period. See “Fees and Charges” and “Market Value Adjustment” for detailed information on these fees, expenses, and adjustments.

The Payment Period commences when you or a designated payee begin receiving income payments under the Contract. Income Payments will start on the Annuity Commencement Date and continue based on the Annuity Payment Option you elect. You may select income payments based on the life of the Annuitant or Joint Annuitant, on the life subject to period certain or any other option acceptable to the Company. The Payment Period ends when we make the last Income Payment under your selected Annuity Payment Option.

Death Benefit

If an Owner dies before the Payment Period, we will pay the Death Benefit to your Beneficiary. The Death Benefit is equal to the greater of the Contract Value or the Purchase Payment adjusted for withdrawals. We do not apply the Withdrawal Charge in determining the Death Benefit payable to your Beneficiary.

Who should consider purchasing the Contract?

The Contract does not guarantee that the value of the Strategies will remain steady or grow over time. It may lose value and is not appropriate for an investor who is seeking complete protection from downside risk.

The Contract also offers a variety of features common to annuity contracts, such as a free annual withdrawal amount that permits certain yearly withdrawals without incurring a Withdrawal Charge or MVA, certain hardship waivers from the Withdrawal Charge and MVA, several fixed Annuity Payment Options that can provide guaranteed income for life, and the payment of a death benefit to your beneficiary if you die before Income Payments begin.

Furthermore, during the Accumulation Period, your money is invested on a tax-deferred basis meaning that, subject to certain restrictions, you are not taxed on any earnings or other gains in the value of your Contract until you receive Income Payments or take other withdrawals from the Contract. If you use the Contract as a Roth IRA, Strategy Credit may not be taxed if distributed as a qualified distribution. For further information, see “Taxation of the Contract.”

The Company is not an investment adviser and does not provide any investment advice to you in connections with the Contract.

How to Invest?

We refer to amounts you invest as “Purchase Payment.” The minimum Purchase Payment is $5,000; lower Purchase Payments require prior approval from the Company. The Purchase Payment may not exceed $1,000,000 without prior approval from the Company. We reserve the right to accept a lower minimum Purchase Payment or a larger maximum Purchase Payment. You may purchase the Contract in exchange for another insurance contract.

You may allocate your Purchase Payment among the available Reference Indices and Crediting Factor(s). See “The Reference Indices” and “Crediting Factors.”

The Contract is a long-term investment that may be useful as part of a personal retirement plan. If you purchase the Contract as a Qualified IRA annuity contract, or you hold the Contract in an IRA account, early withdrawals may be restricted by the Code and may expose you to tax penalties.

Premium taxes may be applicable in certain states. Premium tax applicability and rates vary by state and may change. We reserve the right to deduct any such tax from the Purchase Payment when received.

Can you cancel your Contract?

After you receive your Contract, you may examine it for at least 10 days or longer if required by your state law (in some states, up to 30 days or longer for replacement annuity contracts), during which time you may cancel your Contract for any reason by delivering or mailing it postage prepaid to:

Great-West Life & Annuity Insurance Company

Annuity Administration

8515 East Orchard Road, 8T2

Greenwood Village, CO 80111

If you exercise your right to cancel, the Contract will terminate and we will refund your Contract Value or Purchase Payment as required by applicable state or federal law. If you purchase the Contract as a Qualified IRA annuity contract or hold it in an IRA account, Federal law requires that we refund your Purchase Payment. Some states also require us to return your Purchase Payment on the exercise of your right to cancel the Contract. If we are required to return your Purchase Payment on the exercise of your right to cancel the Contract, we will allocate your Purchase Payments to a fixed investment option with a minimum guaranteed interest rate of 1% during the Right to Cancel Period. Otherwise, we will allocate your Purchase Payment to the Strategy(ies) that you select.

Does the Contract vary by state?

Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences include, among other things, free look rights, issue age limitations, and the general availability of certain features. This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all Contract features and benefits. See “Fees and Expenses”. Material state variations to the Contract, as well as state variations to the Right to Cancel, are disclosed in the attached Appendix C. You should read and retain your Contract, amendments, and/or endorsements along with a copy of this prospectus.

How can you access your Contract Value?

You may access your Contract Value by surrendering the Contract or taking a partial withdrawal. A surrender or partial withdrawal will be adjusted for Strategy Credit(s) based on the performance of the selected Strategy(ies) from the beginning of the Contract Year to the date of the surrender or withdrawal, which may increase or decrease your surrender or withdrawal proceeds. If you take a partial withdrawal in excess of the free annual withdrawal amount or fully surrender the Contract during the first six (6) Contract Years, your withdrawal of Surrender Value will be reduced by the Withdrawal Charge. In addition, if you take a partial withdrawal in excess of the free annual withdrawal amount or a fully surrender the Contract at any time during the Accumulation Period, your withdrawal or Surrender Value will be subject to an MVA). See “Withdrawal Charge” and “Market Value Adjustment.” Even if Strategy Credits are positive the deduction of the Contract fees and charges, including the Withdrawal Charge, and the application of the MVA may reduce your Surrender Value below your Purchase Payment.

The MVA is comprised of two components, the Strategy Interest MVA Factor and the Strategy Index MVA Factor, which relate to the fixed income securities and derivative contracts used to support the Contract. The MVA Factors approximate the change in value of the assets that we must sell to fund your withdrawal.

•	The Strategy Interest MVA Factor is subject to a six year term that begins on the Contract Effective Date and renews every six years for the life of your Contract through the Accumulation Period. The Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal taken on any day, including a Strategy Term End Date, except a Strategy Interest Term End Date, which occurs once every six years.
•	The Strategy Index MVA Factor may result in an adjustment to a Gross Withdrawal on any day, except a Strategy Term End Date. On any Strategy Term End Date the Strategy Term Index Factor will equal zero and will not result in any related adjustment to the Gross Withdrawal.

The Withdrawal Charge and MVA, however, will not apply in the following circumstances:

•	Withdrawals each year up to a free annual withdrawal amount that is equal to 10% of your remaining Purchase Payment, beginning in Contract Year 2, which is your initial Purchase Payment reduced by the Gross Withdrawal of any partial withdrawal, including free annual withdrawal amounts and required minimum distributions (RMDs).
•	Hardship Waiver, as applied to a surrender, due to a terminal illness or being confined to a nursing home or hospital for an extended period of time.
•	Partial withdrawals taken as RMDs under the Code from a Qualified IRA annuity contract or from a Contract held in an IRA account.

In addition, the Withdrawal Charge will not apply if the Death Benefit becomes payable to your Beneficiary because you die before the Payment Period begins.

RISK FACTORS

There are a number of risks associated with the Contract as described below. You should carefully consider the following factors, in addition to the other information set forth in the prospectus, prior to purchasing the Contract.

Risk of Loss

There is a risk of substantial loss of your principal depending upon the Strategy(ies) to which you allocated your Contract Value. Negative performance of the Reference Index may cause your Strategy Credit to be negative after application of the Buffer, or negative down to the amount of the Floor. If the selected Reference Index related to a Strategy declines, you will bear the portion of the loss down to the amount of the Floor or in excess of the Buffer, as applicable.

Liquidity Risk

We designed the Contract to be a long-term investment that you can use to help build and provide for retirement. We permit a free annual withdrawal amount that allows you to withdraw up to 10% of your Purchase Payment (excluding partial withdrawals for RMDs, if any) each Contract Year, beginning in Contract Year 2, during the Accumulation Period without incurring a Withdrawal Charge. However, if you need to withdraw money from your Contract in excess of the free annual withdrawal amount, we deduct a Withdrawal Charge and the withdrawal amount will be subject to the MVA.

Limitation on Allocations among Strategies

You may re-allocate your Strategy Value among available Strategies only on each Contract Anniversary during the Accumulation Period. We may change the Cap applicable to each Strategy effective on your Contract Anniversary. We will send you a letter at least fifteen (15) days before your Contract Anniversary notifying you of your upcoming Contract Anniversary and declaring the new Caps for each Strategy offered under your Contract. The new Cap may be as low as the minimum Cap of 1.5%. You will have the choice of continuing in the Strategy with the new Cap, moving your Strategy Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Strategy Value to another Strategy with a different Reference Index. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in the current Strategy subject to the new Cap. If you choose not to allocate your Strategy Value to any available Strategy, you may make a partial withdrawal or surrender your Contract, subject to any applicable Withdrawal Charge and MVA.

Risks Associated with the Reference Indices

The historical performance of the Reference Indices does not guarantee future results. Because the S&P 500® Price Return Index, the MSCI EAFE Price Return Index, the Russell 2000® Price Return Index, and the NASDAQ-100® Price Return Index are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. Returns on securities and equity securities-based Reference Indices can vary substantially, which may result in investment losses. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.

S&P 500® Price Return Index. The S&P 500® Price Return Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion .

MSCI EAFE Price Return Index. MSCI EAFE Price Return Index is an equity index that captures large and mid-cap representation across developed markets countries around the world. The securities comprising the MSCI EAFE Price Return Index are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). In general, foreign markets may be less liquid, more volatile and subject to less government supervision than domestic markets.

Russell 2000® Price Return Index. The Russell 2000® Price Return Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.

NASDAQ-100® Price Return Index. The NASDAQ-100® Price Return Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The NASDAQ Stock Market, including companies across all major industry groups except the financial industry. To the extent that the NASDAQ-100® Price Return Index is comprised of securities issued by companies in a particular sector, the company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).

Substitution of a Reference Index

There is no guarantee that a Reference Index will be available for the entire term of your Contract. We have the right to substitute a Reference Index if it is discontinued, in the event of a contractual dispute with a Reference Index provider, or if there is a material change in its calculation. The performance of the new Reference Index may be different from the original Reference Index, which may affect your ability to receive positive Strategy Credits. If we add or substitute a Reference Index, we will seek regulatory approval from each applicable state insurance regulator and provide you with written notice of the change. We would attempt to choose a new Reference Index that has a similar investment objective and risk profile to the original Reference Index. If a similar Reference Index cannot be found, we will end the affected Strategies prematurely by calculating the Strategy Credit prematurely based on the Index Value and Crediting Factor(s) that were established on the applicable Strategy Term Start Date as of the date the Reference Index is terminated. The resulting Strategy Credit will be credited to your Strategy Value on the scheduled Strategy Term End Date, which will be later than the date when the Reference Index is terminated unless the Reference Index is substituted on the Strategy Term End Date. The selection criteria for a suitable alternative Reference Index include the following:

•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the Company to hedge Strategy Credit Rates;
•	The index is recognized as a broad-based index for the relevant market; and
•	The publisher of the index allows the Company to use the index in the Contract and other materials for a reasonable fee.

If we add or substitute a Reference Index associated with the Strategies, we will send you written notice stating the effective date of the addition or substitution at your last known address. We will include the notice in the periodic report unless earlier written notice is necessary.

Upon substitution of a Reference Index, we will calculate your Strategy Credit using the original Reference Index up until the date of substitution and the new Reference Index from the date of substitution to the end of the Strategy Term End Date. The substitution of a Reference Index will not change the applicable Cap, Floor, or Buffer. However, at your next Contract Anniversary we may offer a higher or lower Cap.

If you are not satisfied with the available Reference Index options, following a discontinued or substituted Reference Index, you may take a partial withdrawal or surrender the Contract subject to Withdrawal Charges and an MVA. The Strategy Index MVA Factor may result in an adjustment on any date except a Strategy Term End Date when it will equal zero. In contrast, the Strategy Interest MVA Factor may result in an adjustment to a withdrawal on any day, including a Strategy Term End Date, except the Strategy Interest Term End Date, which occurs once every six years. See “Fees and Charges” and “Market Value Adjustment” for detailed information on these fees, expenses, and adjustment.

No Ownership of Underlying Securities

You have no ownership rights in the securities that comprise a Reference Index. Purchasing the Contract is not equivalent to purchasing shares in a mutual fund that invests in securities comprising the Reference Indices nor is it equivalent to directly investing in such securities. You will not have any ownership interest or rights in the securities, such as voting rights, or the right to receive dividend payments, or other distributions. Further, if the performance of a Reference Index is greater than your applicable Cap, the Strategy Credit that you receive will be lower than the gain you would have received on an investment in a mutual fund or exchange traded fund designed to track the performance of the selected Reference Index.

Market Value Adjustment Risk

An MVA may apply to partial withdrawals, surrenders or other transactions prior to the Payment Period. The MVA protects us from the risk of loss due to a change in interest rates if we need to liquidate fixed income securities and derivative instruments used to support the guarantees under your Contract. The MVA may be negative, positive or result in no change. You bear the risk that the MVA may reduce the amount you receive.

Company’s Investments Supporting the Contract

On or around the Effective Date, we invest the majority of the Purchase Payments in fixed income securities and the remaining portion in derivative instruments that hedge the movements of the Reference Indices. We place the securities and derivate instruments in the Separate Account which we use to support our guarantees to pay Strategy Credit on the Strategies. We purchase the derivative instruments, with the intent to create a similar investment return relative to the Strategies offered in your Contract. The fixed income securities support the Contract guarantees.

The Company’s general account assets are also available, as necessary, to meet the guarantees under the Contract as well as our other general obligations. All guarantees under the Contract are subject to the claims paying ability and financial strength of the Company. In the event of shortfalls among the assets held in the Separate Account assets relative to the value of guarantees under the Contract, we may transfer assets from the Company’s general account to the Separate Account in certain circumstances. For example, investment portfolio downgrades, or derivative yields that are less than Strategy Credit could cause a shortfall that results in transfers from the general account.

We credit your Strategy Value based on the performance of the Reference Indices and the Crediting Factor(s) that you select, without regard to the performance of the fixed income securities and derivative instruments held in the Separate Account. As an Owner of a Contract, you do not participate in the performance of the assets held in the Separate Account and do not have any direct claim on them. However, the performance of derivative instruments may affect the Caps that we offer under the Contract in the future.

Cybersecurity Risk

Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages and susceptible to operational and information security risks resulting from information system failures (e.g., hardware and software malfunctions) and cyber-attacks. These risks include, among other things, the theft, misuse, corruption, and destruction of data maintained online or digitally, denial of service on our website and other operational disruption, and unauthorized release of confidential Owner information. Such system failures and cyber-attacks affecting us, the Indices, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, system failures and cyber-attacks may interfere with our processing of Contract transactions, including the processing of transfer requests, impact our ability to calculate Strategy Values, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines, litigation, and financial losses and/or cause reputational damage. Cyber security risks may also impact the underlying securities in which the Indices invest, which may cause the Indices in your Contract to lose value. There can be no assurance that we, the Indices, or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

Our Credit Risk

Only we have the legal obligation to pay amounts owed under the Contract. The guarantees provided under the Contract are supported by the assets held in the Separate Account as well as our general account assets, which are subject to the claims of all our creditors. Our ability to fulfill our obligations under the Contract is subject to our financial strength and claims-paying ability, and there is a risk that we may default on those guarantees. You should look to the financial strength of the Company for its claims-paying ability. You may obtain additional information on our financial condition by reviewing our financial statements.

Although economic conditions both domestically and globally have continued to improve since the financial crisis in 2008, we remain vulnerable to market uncertainty and continued financial instability. Conditions in the global capital markets and economy could deteriorate in the future and affect our financial position and level of earnings from our operations.

Beginning in the second half of 2007, markets in the United States and elsewhere experienced extreme volatility and disruption due in part to the financial stresses affecting the liquidity of the banking system and the financial markets. This volatility and disruption reached unprecedented levels in late 2008 and early 2009. The United States entered a severe recession and recovery was slow with long-term high unemployment rates and lower average household income levels. One of the strategies used by the U.S. government to stimulate the economy has been to keep interest rates low and increase the supply of United States dollars. While these strategies have appeared to have had positive effects, any future economic downturn or market disruption could negatively impact our ability to invest our funds.

Specifically, if market conditions deteriorate in the future:

•	our investment portfolio could incur other than temporary impairments;
•	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or
•	our liquidity could be negatively affected and we could be forced to further limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits and operating expenses.

Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners (“NAIC”) and the Securities and Exchange Commission (“SEC”). Some of these authorities are considering, or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise ensure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength. It may also impair our ability to retain customers which could increase surrenders and impact profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on rates of interest credited to policyholder account balances or the parameters governing the determination of index credits which is driven by our investment performance. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors, and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

Other Information

You should be aware of various regulatory protections that do and do not apply to the Contract. Your Contract is registered with the SEC pursuant to the Securities Act of 1933. The issuance and sale of your Contract must be conducted in accordance with the requirements of the Securities Act of 1933. In addition, the Company is subject to applicable periodic reporting requirements and other requirements imposed by the Securities Exchange Act of 1934.

Neither the Company nor the Separate Account is registered as an investment company. Furthermore, the Company is not an investment adviser and does not provide investment advice to you in connection with the Contract. Therefore, the protections provided by the Investment Advisers Act of 1940 and the Investment Company Act of 1940 are not applicable with respect to the Contract or sale of it to you.

The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.

THE CONTRACT

The Contract is a single premium deferred index-linked annuity. The Contract may be individually or jointly owned. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences include, among other things, free look rights, issue age limitations, and the general availability of certain features. This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all contract features and benefits. All material state variations to the Contract, as well as state variations to the Right to Cancel, are disclosed in the attached Appendix C. You should read and retain your Contract, amendments, and/or endorsements along with a copy of this Prospectus.

The Contract has two periods: an Accumulation Period, and a Payment Period. During the Accumulation Period, the Strategy Value accrues Strategy Credit on a tax-deferred basis based on the performance of the Reference Indices associated with the Strategies. You will be taxed on Contract gains when you make a withdrawal or receive Income Payments. Contract withdrawals are subject to application of Strategy Credit, an MVA adjustment and, during the first six years of the Contract, a Withdrawal Charge of up to 7%. The Payment Period commences when you or a designated payee begin receiving Income Payments under the Contract. During the Payment Period, you can choose Annuity Payment Options offered under the Contract. Income Payments will start on the Annuity Commencement Date and continue based on the Annuity Payment Option you elect. The Contract offers Annuity Payment Options based on the life of the Annuitant or Joint Annuitant or on any other basis acceptable to the Company. The Payment Period ends when we make the last Income Payment under your selected Annuity Payment Option.

Purchasing the Contract

The maximum issue age for this Contract is age 90.

The Contract is available for purchase through registered representatives of broker/dealers who are also appointed as agents of the Company. Eligible broker/dealers must be registered as broker/dealers under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and members of the Financial Industry Regulatory Authority (“FINRA”). GWFS Equities, Inc., an affiliated broker/dealer of the Company, may also offer the Contract directly to you.

To purchase this Contract, you must submit an application to your registered representative. Your registered representative will then send us your completed application and Purchase Payment. Once we receive your Purchase Payment and all necessary information in Good Order, we will begin the process of issuing the Contract. We reserve the right to reject any application.

Currently, the Contract is available for purchase as a Qualified Contract, either an IRA or Roth IRA, or as a Non-Qualified Contract. In addition, you may purchase a Non-Qualified Contract through an IRA Account (including SEP and SIMPLE IRAs), or a Roth IRA Account.

Generally you can exchange one annuity contract for another in a tax-free exchange under Section 1035 of the Code. Before making an exchange, you should compare both annuity contracts carefully. If you exchange another annuity for the one described in this prospectus, you might have to pay a Withdrawal Charge on the existing contract. You should not exchange another annuity contract for this Contract unless you determine, after knowing all the facts and consulting a tax advisor, as necessary, that the exchange is in your best interest.

Right to Cancel Period

After you receive your Contract, you may examine it for at least 10 days or longer if required by your state law, during which time you may cancel your Contract for any reason by delivering or mailing it postage prepaid to:

Great-West Life & Annuity Insurance Company

Annuity Administration

8515 East Orchard Road, 8T2

Greenwood Village, CO 80111

If you purchase the Contract as a Qualified IRA Annuity or hold it in an IRA Account, Federal law requires that we refund your Purchase Payment. Some states also require us to return your Purchase Payment on the exercise of your right to cancel the Contract. If we are required to return your Purchase Payment on the exercise of your right to cancel the Contract, we will allocate your Purchase Payments to a fixed investment option that guarantees a minimum interest rate of 1% during the Right to Cancel Period. Otherwise, we will allocate your Purchase Payment to the Strategy(ies) that you select.

Ownership

Owner means the person entitled to the ownership rights under the Contract, as named in the application. The Owner names the Annuitant or Joint Annuitants. If Joint Owners are named, as permitted for Non-Qualified Contracts only, all references to Owner shall mean Joint Owners. Joint Owners must be one another’s Spouse as of the Effective Date and must both be natural persons. Any change in Owner is subject to our acceptance and we reserve the right to reject an ownership change request on a non-discriminatory basis. If accepted, the change will take effect as of the date the written Request is signed and received by us in Good Order.

The Owner must be age 90 or younger at the time the Contract is issued. The Owner must either be a natural person, an IRA custodian or trustee, a Grantor Trust, or a Non-Grantor Trust.

Grantor Trust Owned Annuity

While Contracts owned by non-natural Owners are generally not treated as annuities for tax purposes, Grantor Trust-owned Contracts may be eligible to receive tax deferral in accordance with an exception to the non-natural owner rule under the Code. Upon the death of the Grantor, the Death Benefit will be paid pursuant to the Death Benefit provisions of the Contract. We allow a Grantor Trust to be an Owner only if it either has a single Grantor who is a natural person and the life used to determine the Death Benefit, or if it has two Grantors, one of which is the life used to determine the Death Benefit, who are one another’s Spouse as of the Effective Date. Consult a tax advisor before naming a Grantor Trust as an Owner.

Non-Grantor Trust Owned Annuity

Contracts owned by a Non-Grantor Trust are considered owned by a non-natural entity and will generally not be treated as an annuity for tax purposes. If a trust is a Non-Grantor Trust, the trust is treated as the owner of the trust assets, the trust is regarded as a separate tax entity with its own Tax Identification Number, and all income, including the excess of the Contract Value over the investment in the Contract (Purchase Payment), is generally taxable income to the trust during each taxable year. If the Owner is a Non-Grantor Trust, all references to the life, age, or death of the Owner pertain to the life, age, or death of the Annuitant, and where there are Joint Annuitants, shall pertain to the older Joint Annuitant. Once selected, the Annuitant may not be changed. If there is a change of ownership of the Contract from a Non-Grantor Trust to a natural person, the original Annuitant and/or Joint Annuitant shall continue to determine any benefits under the Contract. Upon the death of the Annuitant, the Death Benefit will be paid to the Owner pursuant to the Death Benefit provisions of the Contract. Divorce provisions of the Contract are not applicable to Non-Grantor Trust owned Contracts. Consult a tax advisor before naming a Non-Grantor Trust as an Owner.

IRA Custodian or Trustee Owned Annuity

Contracts owned by an IRA custodian or trustee are not considered owned by a non-natural person and are treated as an IRA investment subject to the same tax requirements as any other IRA investment. Upon the death of the underlying IRA holder, the Death Benefit will be paid to the IRA pursuant to the Death Benefit provisions of the Contract. IRA custodian or trustee owned Contracts receive tax deferral in accordance with the Code provisions governing IRAs.

If the Owner is an IRA custodian or trustee, the underlying IRA holder must be the determining life and if there are two Annuitants, the Joint Annuitant must be the underlying IRA holder’s Spouse and the designated Beneficiary of the custodial or trusteed account.

Because the Code provides IRA holders with tax deferral and other benefits, the Contract should not be purchased by an underlying IRA holder solely for tax deferral or other benefits already provided by the IRA itself.

Beneficiary

You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary any time before the Annuity Commencement Date by a Request sent to us.

You may also select one or more contingent Beneficiaries. You may change the contingent Beneficiary at any time before the Annuity Commencement Date by Request sent to us. If one or more primary Beneficiaries are alive within 30 days after the Annuitant’s death, the contingent Beneficiary cannot become the primary Beneficiary and any interest the contingent Beneficiary may have in the Contract will cease.

A change of Beneficiary or contingent Beneficiary will take effect as of the date the Request was signed, and received by us in Good Order, unless the Owner specifies a later date. If the Owner dies before the Request is processed, the change will take effect as of the date the Request was made, unless we have already made a payout, the Request was not received by us in Good Order, or we have otherwise taken action on a designation or change before receipt or processing of such Request. The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary and the contingent Beneficiary will become the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary. The benefits will then be paid to the contingent Beneficiary. If no contingent Beneficiary has been designated, then the benefits will be paid as though the Beneficiary had died before the deceased

Owner or Annuitant. If no Beneficiary or contingent Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit to the Owner’s estate.

If the Beneficiary is not the Owner’s surviving Spouse, she/he may elect, not later than one year after the Owner’s date of death, to receive the Death Benefit in either a single lump sum or payout under any of the Annuity Payment Options available under the Contract, provided that:

•	such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary; and
•	such distributions begin no later than one year after the Owner’s date of death.

If the Company does not receive an election from a non-Spouse Beneficiary or substantially equal installments begin later than one year after the Owner’s date of death, then the entire amount must be distributed within five years of the Owner’s date of death. If the Beneficiary selects payment under an Annuity Payment Option, the Death Benefit will be determined as of the Annuity Commencement Date.

If a non-individual entity is entitled to receive benefits upon the Owner’s death, the Death Benefit must be completely distributed within five years of the Owner’s date of death. A Beneficiary or contingent Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, or contingent Beneficiary, as applicable, except as allowed by applicable law.

For Contract owned by Non-Grantor Trusts, the Owner will at all times by the Beneficiary.

THE STRATEGIES

The Reference Indices

During the Accumulation Period, you may allocate your Purchase Payment among the following Reference Indices we currently make available:

Reference Indices

S&P 500® Price Return Index. The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 leading companies in leading industries of the US economy, capturing 75% coverage of U.S. equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in this Index.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by the Company. The S&P® Price Return Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by the Company.

The Company’s products are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, the “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the Owners of the Company’s products or any member of the public regarding the advisability of investments generally or in the Company’s products particularly or the ability of the S&P 500® Price Return Index to track general market performance. S&P Dow Jones Indices’ only relationship to the Company with respect to the S&P 500® Price Return Index is the licensing of the S&P 500® Price Return Index and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to the Company or its product(s). S&P Dow Jones Indices have no obligation to take the needs of the Company or the Owner(s) of its products into consideration in determining, composing, or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Contract or the timing of the issuance or sale of such Contract or in the determination or calculation of the equation by which such Contract is to be converted into cash, surrendered, or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Company’s products. There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security with an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The name “S&P 500® Price Return Index” is a trademark of Standard & Poor’s and has been licensed for use by the Company.

MSCI EAFE Price Return Index. The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US and Canada. As of the date of this prospectus, the MSCI EAFE consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index. Index Value and Index Performance will be calculated without any exchange rate adjustment.

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, product or product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Russell 2000® Price Return Index. The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this Index.

The Russell 2000 Price Return Index® is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by the Company. The Company’s products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LESG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Russell 2000® Price Return Index (upon which the Company’s product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Russell 2000® Price Return Index for the purpose to which it is being put in connection the Company’s product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Russell 2000® Price Return Index, to the Company, or to the Company’s clients. The Russell 2000® Price Return Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Russell 2000® Price Return Index or (b) under any obligation to advise any person of any error therein.

NASDAQ-100® Price Return Index. The NASDAQ-100 Price Return Index® includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The NASDAQ-100 Price Return Index® does not include dividends declared by any of the companies included in this Index.

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the index to track general stock market performance. The Corporations’ only relationship to Great-West Life & Annuity Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, and certain trade names of the Corporations and the use of the index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the NASDAQ-100 Price Return Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the NASDAQ-100 Price Return Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the NASDAQ-100 Price Return Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

Addition or Substitution of a Reference Index

There is no guarantee that a Reference Index will be available for the entire term of your Contract. We have the right to add or substitute Reference Indices if an original Reference it is discontinued, in the event of a contractual dispute with a Reference Index provider, or if there is a material change in its calculation. If we substitute a Reference Index, we will seek regulatory approval from each applicable state insurance regulator then provide you with written notice of the change. We would attempt to choose a new Reference Index that has a similar investment objective and risk profile to the original Reference Index. If a similar Reference Index cannot be found, we will end the affected Strategies prematurely by calculating the Strategy Credit as of the date the Reference Index is terminated based on the Index Value and Crediting Factor(s) that were established on the applicable Strategy Term Start Date. The resulting Strategy Credit will be credited to your Strategy Value on the scheduled Strategy Term End Date, which will be later than the date when the Reference Index is terminated unless the Reference Index is substituted on the Strategy Term End Date. Any change in Reference Index may affect the Strategy Credit you earn. The selection criteria for a suitable alternative Reference Index include the following:

•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge Strategy Credit Rates;
•	The index is recognized as a broad-based index for the relevant market; and
•	The publisher of the index allows the Company to use the index in the Contract and other materials for a reasonable fee.

If we add or substitute a Reference Index associated with the Strategies, we will send you written notice stating the effective date of the addition or substitution at your last known address. We will send you the notice in the periodic report unless earlier written notice is necessary.

If you are not satisfied with the available Reference Index options, following a discontinued or substituted Reference Index, you may take a partial withdrawal or surrender the Contract subject to Withdrawal Charges and an MVA. The Strategy Index MVA Factor may result in an adjustment on any date except a Strategy Term End Date when it will equal zero. In contrast, the Strategy Interest MVA Factor may result in an adjustment to a withdrawal on any day, including a Strategy Term End Date, except the Strategy Interest Term End Date, which occurs once every six years. See “Fees and Charges” and “Market Value Adjustment” for detailed information on these fees, expenses, and adjustment.

Crediting Factors

We will apply a Strategy Credit to Strategy Value allocated to a Strategy on each Contract Anniversary based on the performance of the applicable selected Reference Index during the Contract Year, subject to the Crediting Factor that you select which will prescribe the applicable Floor or Buffer, and Cap. The Crediting Factors will be available for each Reference Index, or substitute Reference Index, during the life of your Contract.

For each Reference Index, the Contract offers the following Crediting Factors:

Crediting Factors available for all Strategies
Floor of 0%
Floor of -2.5%
Floor of -5.0%
Floor of -7.5%
Floor of -10.0%
Buffer of -10.0%

We guarantee that Strategies offering these Floors and the Buffer will be available for each Reference Index during the life of your Contract.

A Floor establishes the maximum amount of negative Strategy Credit that may be applied to the Strategy Value. In contrast, the Buffer establishes the amount of negative index performance that we will absorb before we apply a negative Strategy Credit to the Strategy Value. With the exception of the Strategies with a Floor of 0%, the Strategy Credit may be negative if the value of the Reference Index on which the Strategy is based declines. For the Strategies that provide a Buffer, a negative Strategy Credit will apply for any decline in the Reference Index in excess of the Buffer of -10.0%. Theoretically, the Buffer may result in a negative Strategy Credit as high as -90.0% of the Index Value. Consequently, selecting the Crediting Factor that offers the Buffer rather than one of the Crediting Factors that offer a Floor may result in a large negative Strategy Credit during periods of steep declines in the stock market.

Each Strategy will have a corresponding Cap, which may change each Contract Year. In general, the Cap will be lower for Strategies that offer a Floor or Buffer that provides greater protection from negative Index Performance and higher for Strategies that offer less protection from negative Index Performance.

A new Cap for each Strategy will become effective at the beginning of each Contract Year. The new Cap may be higher, lower or the same as the previous Cap. We will notify you of the new Caps at least fifteen (15) calendar days prior to your Contract Anniversary. You will have the choice of continuing in the Strategy with the new Cap, moving your Contract Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Contract Value to another available Strategy with a different Reference Index. If the new Cap is less than you find acceptable, you must give us notice no later than 2 Business Days prior to your Contract Anniversary. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in your current Strategy subject to the new Cap for the next Contract Year.

Setting the Caps, Floors and Buffer

The Company retains the right to change the current Cap at its discretion, subject to the minimum Cap of 1.5%. The Company considers a number of factors when determining whether to make such a change, including, but not limited to, the following:

•	changes in derivative, equity and/or fixed income instrument valuations;
•	increases in hedging costs that have an impact on the Company’s ability to offer the Contract;
•	derivative market changes that impact availability and structure of derivative instruments used to hedge market risk associated with the Reference Indices;
•	negative fixed income instrument default experience realized by the Company;
•	changes in Company and/or Contract cost structure due to regulatory or other business management concerns; and
•	unanticipated Owner experience that varies from our actuarial assumptions.

We manage our obligation to provide Strategy Credit in part by trading call and put options and other derivative instruments on the available Indices. The costs of the call and put options and other derivative instruments vary based on market conditions, and we may adjust future Caps based on these cost changes. You bear the risk that in future Contract Years we may reduce the Cap, which will reduce your opportunity to receive positive Strategy Credit. We determine the applicable Cap for each Contract Year at our sole discretion.

We also consider various factors in determining the Floors and the Buffer at the time we issued the Contract, including available investment returns available, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Floor or Buffer at our sole discretion.

Strategy Value Calculation

On any Business Day, your Strategy Value for a particular Strategy is equal to A x (1 + B – C x D), where:

A = Strategy Base, which equals:

•	Purchase Payment allocated to the Strategy on the Effective Date; or
•	Thereafter, the Strategy Value as of the current Strategy Term Start Date, less any subsequent Strategy Base Withdrawal.

B = the rate measuring the interim performance of the Reference Strategy since the Strategy Term Start Date, as determined by the Crediting Factor and the performance of the Reference elected Index (“Strategy Credit Rate”), as measured from the Strategy Term Start Date.

C= the Contract Fee percentage that is used to calculate the Contract Fee.

D= the number of years (whole and partial) that have elapsed since the Strategy Term Start Date.

Calculation of Strategy Credit on a Contract Anniversary

The Strategy Credit Rate for each Strategy is determined using the Floor or Buffer and Cap prescribed by the Strategy you select. More specifically Strategy Credit Rates are calculated using the point-to-point method as the percentage change in the value of the selected Reference Index from the beginning of the current Contract Year to the end of a Contract Year subject to:

•	The Cap, prescribed by the Strategy, which is the maximum positive interest rate that we will use in the calculation of Strategy Credit; and

•	Any Floor, prescribed by the Strategy, which is the maximum negative interest rate that we will use in the calculation of Strategy Credit, as applicable; or
•	Any Buffer, prescribed by the Strategy, which is the maximum decline in Index Value that the Company will absorb before applying a negative interest rate to your Strategy Value.

Strategy Credit is then calculated by multiplying the Strategy Credit Rate times the Strategy Value as of the beginning of the current Contract Year. The Strategy Credit Rate for a Strategy equals:

(Y/X) – 1 where:

X = the Index Value as of the beginning of the Contract Year; and

Y = the Index Value as of the date that Strategy Credit is calculated.

An example of this calculation for a Strategy limited by a Cap:

Floor = -10%

Cap = 8%

Index Value at beginning of Contract Year (X) = 2,000

Index Value at time of Strategy Credit calculation (Y) = 2,200

Index Performance =	2,200	- 1 = 10% (0.10)
2,000

Strategy Credit Rate = 8%

An example of this calculation for a Strategy Credit Rate limited by a Floor:

Floor = -10%

Cap = 8%

Index Value at beginning of Contract Year (X) = 2,000

Index Value at time of Strategy Credit calculation (Y) = 1,600

Index Performance =	1,600	- 1 = -20% (-0.20)
2,000

Strategy Credit Rate= -10%

An example of this calculation for a Strategy Credit Rate limited by a Buffer:

Buffer = -10%

Cap = 8%

Index Value at beginning of Contract Year (X) = 2,000

Index Value at time of Strategy Credit calculation (Y) = 1,700

Index Performance =	1,700	- 1 = -15% (-0.15)
2,000

Strategy Credit Rate = -5%

Another example of this calculation for a Strategy Credit Rate limited by a Buffer:

Buffer = -10%

Cap = 8%

Index Value at beginning of Contract Year (X) = 2,000

Index Value at time of Strategy Credit calculation (Y) = 1,900

Index Performance =	1,900	- 1 = -5% (-0.05)
2,000

Strategy Credit Rate = 0%

An example of this calculation for a Strategy Credit Rate that is not limited by any Cap, Floor or Buffer:

Buffer = -10%

Cap = 8%

Index Value at beginning of Contract Year (X) = 2,000

Index Value at time of Strategy Credit calculation (Y) = 2,100

Index Performance =	2,100	- 1 = 5% (0.05)
2,000

Strategy Credit Rate = 5%

You can find the Strategy Credit applied to your Strategy Value on the annual statement that we will forward to you following your Contract Anniversary. You may also determine the Strategy Credit that has accrued to your Strategy Value after the last Contract Anniversary by calling the Administrative Offices.

The following examples illustrate how we calculate Strategy Credits based on different levels of Reference Index performance. No withdrawals are assumed to occur under these examples.

Example 1:        These examples illustrate us calculate the Strategy Credit for a Strategy with a Floor of 0%.

Contract Information on Effective Date:
Effective Date:	5/1/16
Contract Anniversary:	5/1/17
Strategy Value (as of 5/1/16):	$100,000
Selected Reference Index:	S&P 500	® Price Return Index
Floor:	0%
Cap:	3.50%
Example 1A – Index Performance is less than the Floor:
Index Value (as of 5/1/16):	$2,100
Index Value (as of 5/1/17):	$2,000
Index Performance:	- 4.76%
Strategy Credit Rate:	0.00%

Strategy Credit	$ 0

Example 1B – Index Performance more than the Floor, but less than the Cap:
Index Value (as of 5/1/16):	$2,100
Index Value (as of 5/1/17):	$2,150
Index Performance:	2.38%
Strategy Credit Rate:	2.38%

Strategy Credit	$2,380

Example 1C – Index Performance more than the Cap:
Index Value (as of 5/1/16):	$2,100
Index Value (as of 5/1/17):	$2,200
Index Performance:	4.76%
Strategy Credit Rate:	3.50%

Strategy Credit	$3,500

Example 2: These examples illustrate how we calculate the Strategy Credit Rate for a Strategy with a Floor of -10%.

Contract Information on Effective Date:
Effective Date:	5/1/16
Contract Anniversary:	5/1/17
Strategy Value (as of 5/1/16):	$100,000
Selected Reference Index:	S&P 500	® Price Return Index
Floor:	-10.00%
Cap:	13.50%
Example 2A – Index Performance is less than the Floor:

Index Value (as of 5/1/16):	$2,100
Index Value (as of 5/1/17):	$1,800
Index Performance:	- 14.29%
Strategy Credit Rate:	- 10.00%

Strategy Credit	-$10,000

Example 2B – Index Performance more than the Floor, but less than the Cap:
Index Value (as of 5/1/16):	$2,100
Index Value (as of 5/1/17):	$2,300
Index Performance:	9.52%
Strategy Credit Rate:	9.52%

Strategy Credit	$9,520

Example 2C – Index Performance more than the Cap:
Index Value (as of 5/1/16):	$2,100
Index Value (as of 5/1/17):	$2,500
Index Performance:	19.05%
Strategy Credit Rate:	13.50%

Strategy Credit	$13,500

Example 3: These examples illustrate how to calculate the Strategy Credit Rate for a Strategy with a Buffer of -10%.

Contract Information on Effective Date:
Effective Date:	5/1/16
Contract Anniversary:	5/1/17
Strategy Value (as of 5/1/16):	$100,000
Selected Reference Index:	S&P 500® Price Return Index
Buffer:	-10.00%
Cap:	13.50%
Example 3A – Index Performance is less than the Buffer:
Index Value (as of 5/1/16):	$2,100
Index Value (as of 5/1/17):	$1,800
Index Performance:	- 14.29%
Strategy Credit Rate:	0.00%

Strategy Credit	- $4,290

Example 3B – Index Performance more than the Floor, but less than the Cap:
Index Value (as of 5/1/16):	$2,100
Index Value (as of 5/1/17):	$2,300
Index Performance:	9.52%
Strategy Credit Rate:	9.52%

Strategy Credit	$9,520

Example 3C – Index Performance more than the Cap:
Index Value (as of 5/1/16):	$2,100
Index Value (as of 5/1/17):	$2,500
Index Performance:	19.05%
Strategy Credit Rate:	13.50%

Strategy Credit	$13,500

We will apply Strategy Credit to each Strategy on your Contract Anniversary. You can find the Strategy Credit applied to your Strategy Value on your most recent annual statement that we will forward to you following each Contract Anniversary. You may determine the amount of Strategy Credit that has accrued to your Contract Value after the last Contract Anniversary by calling the Administrative Office. Your Strategy Value as of your Contract Anniversary after the application of Strategy Credit will equal your Strategy Value at the beginning of the new Contract Year.

Changes to Caps applicable for New Contract Year

Strategies with the same Floors and Buffer will be available each Contact Year, but the Cap associated with the Floor or Buffer may change. A new Cap will become effective at the beginning of each Contract Year. The new Cap may be higher, lower or the same as the previous Cap. We will notify you of the new Caps at least fifteen (15) calendar days prior to your Contract Anniversary. You will have the choice of continuing in the Strategy with the new Cap, moving your Contract Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Contract Value to another available Strategy with a different Reference Index. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in your current Strategy subject to the new Cap.

Automatic Rebalancer

Each Contract Anniversary, during the Accumulation Period, we will automatically rebalance your Contract Value among the Strategies based on your most recent allocation instructions that we have on file, or the allocation applied on the Effective Date if you have not made any additional allocation change requests. This means, for example, that if your allocation instructions require that 50% of your Contract Value be allocated to the S&P 500® Price Return Index and 50% of your Contract Value be allocated to the Russell 2000® Price Return Index, we will transfer your Strategy Values between those Strategies on the Contract Anniversary so that 50% of your Contract Value has been allocated the S&P 500® Price Return Index and 50% of your Contract Value has been allocated to the Russell 2000® Price Return Index following the transfer.

You may change your allocation of Contract Value among the Strategies and available Crediting Factors on each Contract Anniversary. Any new allocation change request will supersede any prior allocation change requests you made. There are no limits on the number of requests that you can make. However, your latest instructions will take effect on the next Contract Anniversary. Your request must be received at our Administrative Office at least two (2) Business Days prior to your Contract Anniversary for the new instructions to be effective for that Contract Anniversary. If we do not receive your Request in time for the next Contract Anniversary, your instructions will be effective on the following Contract Anniversary.

Calculation of Strategy Credits on a Date Other Than a Contract Anniversary

Strategy Credits are also applied on a partial withdrawal, Contract surrender, the calculation of Income Payments or the payment of a Death Benefit. We will calculate Strategy Credits in the same manner that we do on each Contract Anniversary except that the Index Performance will be measured from the beginning of the current Contract Year to the date of the withdrawal, surrender, annuitization or death, as applicable. The Strategy Credit Rate will also reflect a deduction for the portion of the Contract Fee that has accrued since the beginning of the Strategy Term Start Date. In the case of a partial withdrawal, the Strategy Credit Rate will be multiplied by the amount withdrawn from the Strategy. All positive or negative adjustments, assessed by way of Withdrawal Charge, Contract Fee, MVA, or Strategy Credit, will be assessed on the amount withdrawn and will be reflected in the amount you receive (“Net Withdrawal Amount”) on your requested withdrawal. You will find examples of these calculations as well as the impact of a partial withdrawal on the remaining Strategy Value in Appendix A.

You can find the Strategy Credit applied to your Contract Value on your most recent Contract Anniversary in the annual statement that we forwarded to you following the Contract Anniversary. You may determine the amount of Strategy Credit that has accrued to your Contract Value after the last Contract Anniversary by calling the Administrative Office.

FEES & EXPENSES

We assess the following fees and charges under the Contract.

Contract Fee

We deduct an annual Contract Fee based on the total value of all the Owner’s interests in the Strategy(ies) during the Accumulation Period. The Contract Fee is calculated annually at a rate of 1.20%. The Contract Fee is assessed annually beginning on your first Contract Anniversary and on each Contract Anniversary thereafter. We deduct the Contract Fee on a pro rata basis, as a Strategy Fee, from the Strategy Value of each Strategy that you have selected.

If you surrender the Contract, we will calculate the Contract Fee on a pro rata basis as of the surrender date and will assess the Contract Fee on the total value of all the Owner’s interest in the Strategy(ies) at the time of the surrender. We will assess the pro rata Contract Fee, as part of the calculation of each Strategy Value, before applying any Withdrawal Charge or MVA to determine your Surrender Value.

The Contract Fee is intended to compensate us for all the Contract’s benefits, including our contractual guarantees, certain Contract expenses, and assuming the expense risk that the current charges are less than future Contract administration costs. If the Contract Fee is less than these costs and risks, we will bear the loss. If the Contract Fee covers these costs and risks, any excess amount is profit to us. We expect a profit from this fee.

Withdrawal Charge

If you surrender the Contract or make a partial withdrawal of your Contract Value during the first six (6) Contract Years, we may assess a Withdrawal Charge. The Withdrawal Charges offset promotion, distribution expenses, and investment risks born by the Company.

The amount of the Withdrawal Charge depends on the length of time you have owned your Contract, and the amount you withdraw. The Withdrawal Charge amount is computed as a percentage of the amount withdrawn in excess of the free annual withdrawal amount. The Withdrawal Charge rates are as follows:

Contract Year	Withdrawal Charge Percentage
1	7%
2	7%
3	6%
4	5%
5	4%
6	3%
7 or more	0%

For purposes of calculating the Withdrawal Charge, we treat the Contract Year in which we receive your Purchase Payment as “Contract Year 1.”

We will deduct the Withdrawal Charge as a percentage of the Purchase Payment being withdrawn excluding the free annual withdrawal amount, as applicable. The Withdrawal Charge will be calculated as the greater of zero and A times the lesser of B – D and C – D, where:

A	=	Withdrawal Charge Percentage,
B	=	Contract Base withdrawal calculated as the result of the Request for payment,
C	=	Remaining Purchase Payment as of the date the Request for payment is received, and
D	=	Remaining percentage of Purchase Payment available as a free annual withdrawal amount, as of the date the Request for payment is received.

On surrender, you will receive the Contract Value as adjusted for any applicable Strategy Credits and MVA less any applicable Surrender Change. For an example of how we calculate the amount you receive when you make a partial withdrawal, see “Appendix A” to this prospectus.

We will NOT assess the Withdrawal Charge on:

•	free annual withdrawal amounts;
•	Death Benefit proceeds;
•	partial withdrawals taken as RMDs under the Code;
•	partial withdrawals or a surrender after the sixth (6th) Contract Year;
•	a surrender that qualifies as a Hardship Waiver such as the Nursing Home or Hospital waiver or terminal illness waiver, described in this prospectus; and
•	Income Payments during the Payout Period.

If you elect to begin annuity payments within the first six (6) Contract years, we will deduct the applicable Withdrawal Charge from the Contract Value used to calculate Income Payments. We will not assess any Withdrawal Charge on Income Payments you receive.

During the Accumulation Period, you may receive a free annual withdrawal amount each year. We also reserve the right to waive the Withdrawal Charge in certain circumstances. For information on free annual withdrawals and Withdrawal Charge waivers, see “Access To Your Money – Free Annual Withdrawal.”

Premium Tax

We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Purchase Payments or values under the Contract. Depending upon applicable state law, we may deduct charges for the Premium Taxes we incur with respect to your Purchase Payments, from amounts withdrawn, or from amounts applied to a Payment Option. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Purchase Payment, depending on applicable state law.

Other Taxes

Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently deducted for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contract.

Market Value Adjustment (MVA)

If during the Accumulation Period, you surrender your Contract or take a partial withdrawal in excess of the free annual withdrawal amount, we will apply the MVA to the amount being surrendered or withdrawn in excess of the free annual withdrawal amount. No MVA will apply after the end of the Accumulation Period.

The MVA has two components: the Strategy Interest MVA Factor and the Strategy Index MVA Factor. The total MVA is equal to the sum of the two factors. Each MVA Factor may increase, decrease or not impact the amount you receive from a partial withdrawal or surrender. You may lose a portion of your principal due to the MVA and, as such, you agree to bear the investment risk associating with the MVA. You should carefully consider your income and investment needs before purchasing the Contract.

The MVA applies throughout the Accumulation Period.

Purpose of the MVA

The MVA is an adjustment that may be made to the amount of a withdrawal in excess of the free annual withdrawal amount that you receive if you surrender the Contract or take a partial withdrawal. The MVA is designed to provide a market (or fair) value approximation of the change in value of the fixed income securities and derivatives instruments supporting the Contract that we must sell to fund the withdrawal from, or surrender of, the Strategy Value greater than the free annual withdrawal amount. The MVA formula is applied consistently across all investment options within the Contract. It does not relate specifically to any particular fixed income securities or derivative contracts supporting the Contract, but represents the change in market (or fair) value of hypothetical assets that match the guarantees provided in the Contract.

The two components of the MVA, the Strategy Interest MVA Factor and the Strategy Index MVA Factor, relate to the two classes of assets that support the Contract: (i) the interest market value adjustment (Strategy Interest MVA Factor) approximates changes in the value of the fixed income securities; and (ii) the index market value adjustment (Strategy Index MVA Factor) approximates the changes in the value of derivative instruments.

The Strategy Interest MVA Factor reflects changes in interest rates. In general, if interest rates increase, the Strategy Interest MVA Factor will be negative and will decrease the amount you receive. Conversely, if interest rates decrease the Strategy Interest MVA Factor will be positive and will increase the amount you receive. The Strategy Interest MVA Factor is subject to a six year term that begins on the Contract Effective Date, during which the formula used to calculate the Strategy Interest MVA Factor is fixed. Your Contract continues after the Interest MVA Term End Date, and the Interest MVA Term renews every six years for the life of your Contract. The Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal taken on any day, including a Strategy Term End Date, except a Strategy Interest Term End Date, which occurs once every six years.

The Strategy Index MVA Factor reflects changes in the value of derivative instruments, which is calculated using an options valuation model called the Black Scholes model. The model uses a variety of market inputs, including the price of the Reference Index, the volatility of the Reference Index price and the time remaining until the date when the option may be exercised, to estimate the option’s value at any particular point during the Strategy Term. The Strategy Index MVA Factor may be negative even when the value of the Reference Index has increased or a decline in the value of the Referenced Index is within the amount of the applicable Floor or Buffer. Furthermore, the Strategy Index MVA Factor always will be less than any increase in the value of the Reference Index.

The Strategy Index MVA Factor will be zero on any Strategy Term End Date, and will not result in any adjustment to withdrawals taken at the end of a Strategy Term. You may avoid a Strategy Index MVA Factor adjustment by taking a withdrawal on a Strategy Term End Date or by limiting any withdrawal to the free annual withdrawal amount. In contrast, the application of the Strategy Interest MVA Factor may result in an adjustment to a partial withdrawal or surrender taken on any day, including a Strategy Term End Date, except an Interest MVA Term End Date, which occurs every six years..

Application and Waiver

For each Strategy, we will calculate the MVA as of the date we receive your written Request for surrender or partial withdrawal in Good Order. If the MVA is positive, we will increase your Surrender Value or amount you receive from a partial withdrawal by the amount of the positive MVA. If the MVA is negative, we will decrease the Surrender Value or amount you receive from a partial withdrawal by the amount of the negative MVA. If the MVA is equal to one (1), we will not change the Surrender Value or amount you receive from a partial withdrawal. For examples of these calculations see Appendix A.

The MVA will NOT apply to:

•	free annual withdrawal amounts;
•	a surrender that qualifies as Hardship Waiver such as the Nursing Home or Hospital waiver or terminal illness waiver, as described in this prospectus;
•	partial withdrawals taken as RMDs under the Code, as permitted pursuant to a systematic withdrawal option we provide; and
•	Income Payments during the Payment Period.

If you elect to begin annuity payments, we will apply the MVA to Contract Value used to calculate Income Payments. We will not apply the MVA to the Income Payments you receive.

MVA Calculation

The MVA is calculated as the sum of the Strategy MVAs.

For each Strategy, the Strategy MVA is calculated as A multiplied by the greater of zero and B – C x D / E, where:

A	=	Strategy MVA Factor,
B	=	the amount of Strategy Base that is withdrawn as a result of the Request for a partial withdrawal (“Strategy Base Withdrawal”),
C	=	Free Annual Withdrawal Amount as of the date of the Request, prior to the Request,
D	=	Strategy Base as of the date of the Request, prior to the Request, and
E	=	Contract Base as of the date of the Request, prior to the Request.

The Strategy MVA Factor is calculated as A + B, where:

A	=	Strategy Interest MVA Factor, and
B	=	Strategy Index MVA Factor.

The Strategy Interest MVA Factor is calculated as ((1 + A + B) / (1 + C + D))E- 1, where:

A	=	Interest MVA Rate 1 as calculated on the Interest MVA Term Start Date using the Constant Maturity Treasury rate assuming a term-to-maturity equal to the Interest MVA Term,
B	=	Interest MVA Rate 2 as calculated on the Interest MVA Term Start Date using The ICE BofAML 5-7 Year US Corporate Index,
C	=	Interest MVA Rate 1 as calculated on the date of the Request using the Constant Maturity Treasury rate assuming a term-to-maturity equal to the number of years (whole and partial) from the date of the Request until the Interest MVA Term End Date,
D	=	Interest MVA Rate 2 as calculated on the date of the Request using The ICE BofAML 5-7 Year US Corporate Index, and
E	=	The number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date.

If the specified term-to-maturity is not published, then the rate used will be found by interpolating the rates from next highest and next lowest published maturities (the 30-day rate will be used for a term-to-maturity of less than 30 days).

The Strategy Index MVA Factor is calculated as A – B – C x D / E, where:

A	=	the estimated market value, expressed as a percentage of the Strategy Base, of a set of put and call options as determined by an option pricing formula (“Strategy Option Value”), as of the date of the Request,
B	=	Strategy Credit Rate as of the date of the Request,
C	=	Strategy Option Value as calculated on the Strategy Term Start Date,
D	=	The number of years (whole and partial) from the date of the Request to the Strategy Term End Date, and
E	=	Strategy Term.

On each Business Day the Strategy Option Value is calculated based on the estimated market value of a set of put and call options as determined by an option pricing formula. For more information about the calculation of the Strategy Option Value and our use of the Black Scholes model see Appendix B.

If any reference used in the calculation of the Strategy Interest MVA Factor or Strategy Index MVA Factor is not published on the day or year the MVA is calculated, the transaction will be postponed until the reference is published. If any publication for any reference used in the calculation of the Strategy Interest MVA Factor or Strategy Index MVA Factor is discontinued or the calculation of the reference is materially changed then the Company will substitute a suitable reference and send notification of this change, subject to approval from the state insurance commissioner if required.

If the publication of any component of the indices used to calculate the Interest MVA Factor is discontinued or the indices are changed substantially, we may substitute a new index for the discontinued or substantially changed index used to calculate the Interest MVA Factor, subject to approval by the insurance department in your state. Before we substitute an index, we will notify you in writing of the substitution.

For examples of how we calculate MVAs, see “Appendix A” to this prospectus.

Important Information About The ICE BofAML 5-7 Year US Corporate Index

Great-West Capital ChoiceTM is not sponsored, endorsed, sold or promoted by ICE Data Indices, LLC (“ICE”). ICE has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product, nor makes any representation or warranty, express or implied, to the owners of Product or any member of the public regarding the Product or the advisability of investing in the Product, particularly the ability of The ICE BofAML 5-7 Year US Corporate Index (“Indices”) to track performance of any market or strategy. ICE’s only relationship to the Company (“Licensee”) is the licensing of certain trademarks and trade names and indices or components thereof. The Indices are determined, composed and calculated by ICE without regard to the Licensee or the Product or its holders. ICE has no obligation to take the needs of the Licensee or the holders of the Product into consideration in determining, composing or calculating the Indices. ICE is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product is to be priced, sold, purchased, or redeemed. ICE has no obligation or liability in connection with the administration, marketing, or trading of the Product.

ICE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN AND ICE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, UNAVAILABILITY, OR INTERRUPTIONS THEREIN. ICE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, HOLDERS OF THE PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN. ICE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ICE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

ICE and ICE data are trademarks of ICE or its affiliates and have been licensed for use by the Company.

ACCESS TO YOUR MONEY

The money in your Contract is available under the following circumstances:

Partial Withdrawals

To make a partial withdrawal, you must submit a Written Request in Good Order to our Administrative Office. The written consent of all Owners and irrevocable Beneficiaries must be obtained before we will process the partial withdrawal. Your partial withdrawal request must specify the amount that is to be withdrawn either as a total dollar amount or as a percentage of Contract Value. If a Written Request in Good Order is received by 2:00 p.m. Mountain Standard Time on a Business Day, it will be processed that day. If a Written Request in Good Order is received after 2:00 p.m. Mountain Standard Time, it will be processed on the next Business Day. We will take the partial withdrawal pro-rata from your Strategy Value in the Strategies based on your Contract Value as of the date we received your Written Request in Good Order at our Administrative Office. We reserve the right to allow other partial withdrawal methods, in addition to pro-rata, which, if offered, will be made available to you at our sole discretion.

Partial withdrawals may be subject to Withdrawal Charges and an MVA. See “Fees and Charges” and “Market Value Adjustment”. Partial withdrawals may also be subject to income tax and, before age 59 1⁄2, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See “Taxation of the Contract.”

If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract.

Free Annual Withdrawal

After the first Contract Anniversary, you may receive a free annual withdrawal amount each year, equal to 10% of the remaining Purchase Payment. Initially, the Purchase Payment is initially equal to the amount of the single premium you paid and subsequently reduced by the Gross Withdrawal of each partial withdrawal that you request, including any free annual withdrawal amount and RMD. As long as the partial withdrawals you take during a Contract Year do not exceed the free annual withdrawal amount, we will not assess a Withdrawal Charge or apply an MVA.

If you make a partial withdrawal of less than the free annual withdrawal amount, the remaining free annual withdrawal amount will be applied to any subsequent partial withdrawal which occurs during the same Contract Year. Any remaining free annual withdrawal amount will not carry over to a subsequent Contract Year. The free annual withdrawal amount is limited to and cannot exceed the Surrender Value of your Contract.

Hardship Waivers

We will not deduct a Withdrawal Charge or apply an MVA in the case of a full surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital waiver or terminal illness waiver, as described below. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of any second opinion or examination. Further, the Company reserves the right to require access to medical records prior to payment of any amount. You may exercise this waiver only once during the time you own the Contract. Hardship Waivers are only applicable to a full surrender.

•	Nursing Home or Hospital Waiver. We will not deduct a Withdrawal Charge or apply an MVA in the case of a full surrender where any Owner or Annuitant is confined to a licensed Nursing Home or Hospital, and has been confined to such Nursing Home or Hospital for at least 180 consecutive calendar days after the latter of the Effective Date or the date of change of Owner or Annuitant. We may require verification of confinement to the Nursing Home or Hospital.

The conditions that must be met are:

➢	Proof that the confinement in a Nursing Home or Hospital is recommended by a physician who is duly licensed by the state to treat the injury or sickness causing the confinement and who is not an employee of the Nursing Home or Hospital where the Annuitant or Owner is confined; and
➢	A Request for a waiver of the Withdrawal Charge and the MVA, accompanied by written proof of confinement and the physician’s recommendation described above, is received by the Administrative Office no later than 90 calendar days following the date that the qualifying confinement has ended.

•	Terminal Illness Waiver. We will not deduct a Withdrawal Charge or apply an MVA in the case of a full surrender where any Owner or Annuitant is diagnosed with a terminal illness and has a life expectancy of 12 months or less from the date of the request for a withdrawal. As proof, we may require a determination of the terminal illness. Such determination must be signed by a licensed physician making the determination after the latter of Effective Date or the date of change of the Owner or Annuitant. The licensed physician must not be the Owner or Annuitant or a member of either’s immediate family.

Please see your Contract for more information.

The laws of your state may limit the availability of the Withdrawal Charge waivers and may also change certain terms and/or benefits under the waivers. You should consult your Contract and Appendix C for further details on these variations. Also, even if you do not pay a Withdrawal Charge because of the waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of surrendering the Contract on your taxes.

Surrenders

At any time before the Annuity Commencement Date and before the death of the Owner, you may surrender your Contract for the Surrender Value. If a written Request in Good Order is received by 2:00 pm Mountain Standard Time on a Business Day, it will be processed that day. If a written Request in Good Order is received after 2:00 pm Mountain Standard Time, it will be processed on the next Business Day.

To surrender your Contract, you must make a Written Request in Good Order to our Administrative Office. The consent of all Owners and irrevocable Beneficiaries must be obtained before the Contract is surrendered.

If you surrender the Contract, you will receive the Surrender Value which is equal to your Contract Value, less any applicable Withdrawal Charge and adjusted for any MVA, and reduced by Premium Tax, if any. Presented as an equation, the Surrender Value is equal to A + B – C – D where:

A = Contract Value,

B = MVA,

C = Withdrawal Charges, and

D = Premium Tax, if any.

See “Fees and Charges” and “Market Value Adjustment.” For more information on the calculation of Surrender Value see the examples provided in Appendix A to this prospectus. A surrender may also be subject to income tax and, if taken before age 59 1/2, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Taxation of the Contract.”

Withdrawal Charges and a MVA may apply to your Contract surrender. See “Fees and Charges” and “Market Value Adjustment.” A surrender may also be subject to income tax and, if taken before age 59 1⁄2, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Taxation of the Contract.”

Partial Withdrawal and Surrender Restrictions

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan. The Contract Data Page specifies the minimum partial withdrawal amount that you may request as well as the minimum amount of value that must remain in the Contract. If after any partial withdrawal, the remaining Contract Value is less than the minimum amount specified on the Contract Data Page, a full surrender of the Contract may be required.

The Gross Withdrawal is the amount of Contract Value that is withdrawn as a result of a withdrawal Request and is equal to the sum of the Strategy Gross Withdrawal(s).

The amount paid as a result of a Request for a partial withdrawal, prior to income tax withholding, is equal to A + B – C – D, where:

A = Gross Withdrawal,

B = MVA,

C = Withdrawal Charges, and

D = Premium Tax, if any.

On the date of the withdrawal Request, we will calculate the corresponding Contract Base Withdrawal. The Contract Base Withdrawal is the amount of the Contract Base to be withdrawn as a result of the withdrawal Request. The Contract Base Withdrawal is equal to A x B / C, where:

A = Gross Withdrawal,

B = Contract Base, and

C = Contract Value.

A partial withdrawal will reduce the remaining Purchase Payment. The remaining Purchase Payment after a partial withdrawal is equal to the greater of zero and A – B, where:

A = Remaining Purchase Payment as of the date the Request for payment is received, prior to the Request, and

B = Contract Base Withdrawal.

A partial withdrawal will reduce the Guaranteed Minimum Death Benefit. The Guaranteed Minimum Death Benefit after a partial withdrawal is equal to A x (1 - B / C), where:

A = Guaranteed Minimum Death Benefit as of the date the Request for payment is received, prior to the Request,

B = Contract Base Withdrawal, and

C = Contract Base as of the date the Request for payment is received, prior to the partial withdrawal.

The Contract Base Withdrawal will be split proportionally among the Strategies. For each Strategy, the Strategy Base Withdrawal is equal to A x B / C, where:

A = Contract Base Withdrawal,

B = Strategy Base as of the date the Request for payment is received, and

C = Contract Base as of the date the Request for payment is received.

A partial withdrawal will reduce the Strategy Base for each Strategy. The Strategy Base after a partial withdrawal is equal to A – B, where:

A = Strategy Base as of the date the Request for payment is received, and

B = Strategy Base Withdrawal.

The Strategy Gross Withdrawal is the amount of Strategy Value that is withdrawn as a result of a partial withdrawal. The Strategy Gross Withdrawal is equal to A x (1 + B – C x D), where:

A = Strategy Base Withdrawal,

B = Strategy Credit Rate as of the date the Request for payment is received,

C = Contract Fee Percentage, and

D = the number of years (whole and partial) that have elapsed since the Strategy Term Start Date.

If a partial withdrawal is made within 30 days of the date annuity payments are scheduled to commence, we may delay the Annuity Commencement Date by 30 days. A partial withdrawal will be effective upon the Transaction Date, including the calculation of the MVA and Withdrawal Charges. Any withdrawal amount will be made on a pro-rata basis from all Strategies. All withdrawals, except for the free annual withdrawal amount, are subject to a Withdrawal Charge and MVA. After expiration of the initial Interest MVA Term you will not incur a Withdrawal Charge, however, the MVA will still be applied to any partial withdrawal, except those detailed in this prospectus.

Right to Defer Payments

We may defer payments we make under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. We will apply interest to the deferred payments, if required by state law.

DEATH BENEFIT

Upon Due Proof of Death of an Owner and while this Contract is in force, the death benefit will become payable in accordance with these provisions and subject to Section 72(s) of the Code following the Company’s receipt of a Request.

The amount of the Death Benefit will be the greater of:

•	the Surrender Value on the date we receive Due Proof of Death, as of the date the Request for payment of the Death Benefit is received, minus any Premium Tax; or
•	the total Purchase Payment applied to the Contract, as of the date the Request for payment is received, less any surrenders, partial or periodic withdrawals and Premium Tax, if any.

Death of an Owner

If an Owner dies before the Payment Period begins (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in Good Order:

•	Due Proof of Death of the Owner while the Contract is in force;
•	our claim form from each Beneficiary, properly completed; and
•	any other documents we require.

If we receive Due Proof of Death by 3:00 pm Mountain Standard Time on a Business Day, we will determine the amount of the Death Benefit as of that day. If we receive Due Proof of Death after 3:00 pm Mountain Standard Time, we will determine the amount of the Death Benefit as of the next Business Day.

No Withdrawal Charges will apply to the Death Benefit. We do not pro-rate Strategy Credit, the Floor or the Cap in the event a Death Benefit becomes payable between Contract Anniversaries.

Within 60 days after we receive Due Proof of Death, the Beneficiary must elect the payment method for the Death Benefit. Those options are described below. We will pay the Death Benefit in a manner that complies with the requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

Death of Annuitant While the Owner is Living During the Accumulation Period

If the Annuitant dies during the Accumulation Period while the Owner is living and no joint Annuitant has been named, the Owner will become the Annuitant. If there are joint Annuitants, when an Annuitant dies, the surviving joint Annuitant will become the sole Annuitant.

If the Owner is not a natural person and the last surviving Annuitant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary.

Death Benefit Payment Options

The following rules apply to the payment of the Death Benefit under a Non-Qualified Contract:

•	Spouses – If the sole Beneficiary is the surviving Spouse of the deceased Owner, then he or she may choose to continue the Contract and become the new Owner. At the death of the surviving Spouse, this provision may not be used again, even if that surviving Spouse remarries. In that case, the rules for non-Spouses will apply. A surviving Spouse may also elect to receive the Death Benefit in a lump sum, apply the proceeds to an Annuity Payment Option, or receive the Death Benefit within five years of the date of the Owner’s death.
•	Non-Spouses – If the Beneficiary is not the surviving Spouse of the deceased Owner, then this Contract cannot be continued. Instead, upon the death of any Owner, the Beneficiary must choose one of the following:

○	Receive the Death Benefit in one lump sum following our receipt of Due Proof of Death;
○	Receive the Death Benefit (if the Beneficiary is a natural person) pursuant to one of the Annuity Payment Options. Payments under an Annuity Payment Option must begin within 1 year of the Owner’s death and must not extend beyond the Beneficiary’s life or a period certain equal to the Beneficiary’s life expectancy; or
○	Receive the Death Benefit within five (5) years of the date of the Owner’s death.

Upon receipt of Due Proof of Death, the Beneficiary must instruct us how to treat the proceeds subject to the distribution rules discussed above. Other minimum distribution rules apply to Qualified IRA annuity contracts.

Death of Owner or Annuitant During the Payment Period

If an Annuitant dies during the Payout Period, remaining income payments, if any, will be distributed as provided by the Annuity Payment Option in effect.

If an Owner dies after the start of income payout, any remaining income payments will be distributed at least as rapidly as provided by the Annuity Payment Option in effect.

If the Annuitant dies after the Annuity Commencement Date and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the Annuity Payment Option which was in effect on the Annuitant’s date of death.

Death of Owner Who Is Not the Annuitant During the Accumulation Period

If the Owner dies before the Annuity Commencement Date and there is a Joint Owner who is the surviving Spouse of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Joint Owner may elect to take the Death Benefit or to continue the Contract in force.

In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner’s Spouse on the date of the Owner’s death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner’s death, unless the sole Beneficiary is the deceased Owner’s surviving Spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

If the Owner dies after the Annuity Commencement Date and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the Annuity Payment Option applicable on the Owner’s date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

Death of Owner Who Is the Annuitant

If there is a Contingent Annuitant and a Joint Owner who is the surviving Spouse of the deceased Owner, the Joint Owner will become the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

If there is a Joint Owner who is the surviving Spouse of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant, and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.

In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner’s Spouse on the date of the Owner’s death) and/or Contingent Annuitant are alive at the time of the Owner’s death, unless the sole Beneficiary is the deceased Owner’s surviving Spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

If Owner/Annuitant Dies After Annuity Commencement Date

If the Owner/Annuitant dies after the Annuity Commencement Date, any benefit payable must be distributed to the Beneficiary in accordance with and at least as rapidly as the Annuity Payment Option in effect on the date of death.

Contingent Annuitant

While the Annuitant is living and at least 30 days prior to the Annuity Commencement Date, you may, by written Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed, unless you specify a certain date. You are not required to designate a Contingent Annuitant.

Abandoned Property Requirements

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three (3) to five (5) years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

PAYMENT PERIOD

Annuity Commencement Date

When you purchase the Contract, we will set the Annuity Commencement Date as the Contract Anniversary following the Annuitant’s 110th birthday. If there are Joint Annuitants, we will set the Annuity Commencement Date based on the age of the oldest Joint Annuitant.

You may change the Annuity Commencement Date by sending a written Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 calendar days before the anticipated Annuity Commencement Date; and (iii) the requested Annuity Commencement Date is at least two (2) years after the Effective Date. Any such change is subject to any maximum maturity age restrictions that may be imposed by law and cannot extend past the Annuitant’s 110th birthday or the original Annuity Commencement Date.

Terms of Income Payments

We use fixed rates of interest to determine the amount of Income Payments payable under the Annuity Payment Options. Income Payments will vary, however, depending on the number of Annuitants living on the Annuity Commencement Date. Once Income Payments begin, you cannot change the terms or method of those payments. We do not apply a Withdrawal Charge or MVA to Income Payments.

If there is one Annuitant living on the Annuity Commencement Date, we will apply your Surrender Value to provide for a Life Income Option, unless you have elected an Annuity Payment Option before the Annuity Commencement Date or we are otherwise required under the Code. If there are two Annuitants living on the Annuity Commencement Date, we will apply your Surrender Value to a Joint and Last Survivor Life Income Option unless you have elected an Annuity Payment Option before the Annuity Commencement Date or we are otherwise required by the Code. We describe the Life Income Option and the Joint and Last Survivor Life Income Option under “Annuity Payment Options” below.

We will make the first Income Payment on the Annuity Commencement Date. We may require proof of age and sex of the Annuitant/Joint Annuitants before making the first Income Payment. To receive Income Payments under any Annuity Payment Option, the Annuitant/Joint Annuitant must be living on the Annuity Commencement Date and on the date that each subsequent payment is due as required by the terms of the Annuity Payment Option. We may require proof from time to time that this condition has been met.

Election of an Annuity Payment Option

You and/or the Beneficiary may elect to receive one of the Annuity Payment Options described under “Options” below. The Annuity Payment Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Code, as applicable.

The election of an Annuity Payment Option must be made by written Request. The election is irrevocable after the payments commence. The Payee may not assign or transfer any future payments under any option.

The amount applied under each Annuity Payment Option must be at least $250 or the amount required to provide an initial monthly Income Payment of $20.

You may elect to receive Income Payments monthly, quarterly, semiannually, or annually. We will also furnish the amount of such payments on request. Payments that are less than $20 will only be made annually.

If you do not specify an Annuity Payment Option in your application, the default payment option will be Option 1 - Life Annuity. You may change this payment option any time before payments begin on the Annuity Commencement Date.

Annuity Payment Options

We offer the following Annuity Payment Options:

Option 1 – Life Annuity. We make Income Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. The Contract will not enter the Payment Period if the Annuitant dies after the election of this Annuity Payment Option 1, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the Annuitant dies shortly after Income Payments have begun, on the Annuity Commencement Date, the Payee may receive less than your investment in the Contract.

Option 2 – Life Annuity with Guaranteed 10-Year Period Certain. We make Income Payments during the life of the Annuitant, with payments for a guaranteed minimum period of 10 years. The Contract will not enter the Payment Period if the Annuitant dies after the election of this Annuity Payment Option 2, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the Annuitant dies after Income Payments begin, the Beneficiary will receive the present value of the remaining payments, computed at the interest rate used to calculate Option 2, for the guaranteed minimum period of 10 years.

Option 3 – Joint and Last Survivor Annuity. We make Income Payments during the lifetimes of the Annuitant and the Joint Annuitant. Upon the death of one Annuitant, Income Payments to the Payee continue during the lifetime of the surviving Joint Annuitant. The Contract will not enter the Payment Period if the Annuitant and Joint Annuitant die after the election of this Annuity Payment Option 3, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If both the Annuitant and Joint Annuitant die shortly after Income Payments have begun, the Payee may receive less than your investment in the Contract.

Option 4 – Joint and Last Survivor with Guaranteed 10-Year Period Certain. We make Income Payments during the life of the Annuitant and Joint Annuitant, with payments for a guaranteed minimum period of 10 years. The Contract will not enter the Payment Period if the last surviving Annuitant dies after election of this Annuity Payment Option 4, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the last surviving Annuitant dies after Income Payments begin, the Beneficiary will receive the present value of the remaining payments, computed at the interest rate used to calculate Option 4, for the guaranteed minimum period of 10 years.

Option 5 – Life Annuity with Cash Refund. We make Income Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the lump sum refund equals the amount applied to this Annuity Payment Option minus the total paid to the Annuitant under this option. The Contract will not enter the Payment Period if the Annuitant dies after the election of this Annuity Payment Option 5, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the Annuitant dies before the lump sum amount applied to this Annuity Payment Option has been recovered, the remaining lump sum amount will be paid to the Beneficiary.

Option 6 – any other form of annuity payment acceptable to Great-West.

The options described above may not be offered in all states. We may offer other Annuity Payment Options. If your Contract is a Qualified IRA annuity contract or you purchase the Contract through an IRA account, not all options may satisfy the RMD rules. Consult a tax advisor for more information.

MISCELLANEOUS PROVISIONS

Periodic Communications to Owners

Account statements will be provided to you periodically, but not less frequently than annually by us, your IRA custodian, or a designated third party.

Amendments to the Contract

The Contract may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Changes in the Contract may need to be approved by the state insurance departments. The consent of the Owner to an amendment will be obtained to the extent required by applicable law.

Assignment

The interests of the Owner in the Contract may not be transferred, sold, assigned, pledged, charged, encumbered, or, in any way, alienated, unless otherwise required by state law as detailed in Appendix C.

Misstatements

If payments made were too large because of a misstatement of age, Great-West may deduct the difference from the next payment or payments with interest. If payments were too small, Great-West may add the difference to the next payment with interest. Any interest payable will be made at the rate required by applicable law.

FINANCIAL CONDITION OF THE COMPANY

As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account to our contract owners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. In addition, we actively hedge our investments in our general account. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account assets, which include bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.

We invest the majority of Purchase Payments received under the Contract in fixed income securities and the remaining portion in derivative instruments that hedge the movements of the Reference Indices. We place the securities and derivative instruments in the Separate Account, which is insulated from the Company’s general creditors. We purchase the derivative instruments with the intent to provide similar investment returns relative to the Strategies offered in your Contract. The fixed income securities, which include bonds and commercial mortgage backed securities, are used to support the Contract guarantees, but are not directly reflected in your Strategy Value.

The Company’s general account assets are also available to meet the guarantees under the Contract as well as our other general obligations. All guarantees under the Contract are subject to the claims paying ability and financial strength of the Company. In the event of shortfalls in the Separate Account assets relative to the value of guarantees under the Contract, we may transfer assets from the Company’s general account to the Separate Account. For example, investment grade downgrades, or derivative yields less Strategy Credit may cause shortfalls that may require the use of general account assets to support the contractual guarantees.

We credit your Strategy Value based on the performance of Indices and Crediting Factors(s) that you select, without regard to performance of the fixed income securities and derivative instruments that we place in the Separate Account. As an Owner of a Contract, you do not in participate in the performance of the assets held in the Separate Account and do not have any direct claim on them.

How to Obtain More Information. We encourage both existing and prospective Owners to read and understand our financial statements. We prepare our financial statements on both a statutory basis and according to Generally Accepted Accounting Principles (GAAP). If you would like a free copy of our financial statements filed in our most recent Form 10-K, call (800) 537-2033 or write to the Administrative Office. In addition, our financial statements filed in our Form 10-K are available on the SEC’s website at http://www.sec.gov.

You also will find on our website information on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company’s financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability.

TAXATION OF THE CONTRACT

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax advisor. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of Distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

A transfer or assignment of ownership of a Contract, the designation of an Annuitant other than the Owner, the selection of advanced payout dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

Taxation of Non-Qualified Contracts

Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of Distribution being used as of the date of such Owner’s death; and (b) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five (5) years after the date of such Owner’s death.

The Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the Contract Value over the investment in the Contract (generally, the Purchase Payment or other consideration paid for the contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Withdrawal Charge, immediately before the Distribution over the Owner’s investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. Immediately before a withdrawal, the Contract Value may have to be increased by any positive MVA that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of MVAs and you may want to discuss the potential tax consequences of an MVA with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Penalty Tax on Certain Withdrawals. In the case of a Distribution from a Non-Qualified Contract, there may be an imposed federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:

•	made on or after the taxpayer reaches age 59 1⁄2;
•	made on or after the death of an Owner;
•	attributable to the taxpayer’s becoming disabled; or
•	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

Taxation of Death Benefit. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity contracts for federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the

Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract’’ to the individual’s total account balance or accrued benefit under the retirement plan. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Individual Retirement Annuities (IRAs), as defined in Section 408 of the Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% federal penalty tax generally applies to distributions made before age 59 1⁄2, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.

Roth IRAs, as described in Code section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% federal penalty tax may apply to distributions made (1) before age 59 1⁄2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five (5) taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the Contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

Under certain circumstances, the Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

The potential application of these taxes underscores the importance of seeking guidance from a qualified advisor to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or the entire taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Same-Sex Spouses

The Contract provides that upon your death, a surviving Spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “Spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity Purchases By Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

ABOUT US

The Company is a stock life insurance company that was originally organized under the laws of the State of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to our current name in 1982. In September of 1990, we re-domesticated under the laws of the State of Colorado. Our executive office is located at 8515 East Orchard Road, Greenwood Village, Colorado 80111.

The Company is a wholly-owned subsidiary of GWL&A Financial, Inc., a Delaware holding company. GWL&A Financial, Inc. is an indirect wholly-owned subsidiary of Great-West Lifeco Inc., a Canadian holding company. Great-West Lifeco Inc. is a subsidiary of Power Financial Corporation, a Canadian holding company with substantial interests in the financial services industry. Power Financial Corporation is a subsidiary of Power Corporation of Canada, a Canadian holding and management company. Through a group of private holding companies, The Desmarais Family Residuary Trust, which was created on October 8, 2013 under the Last Will and Testament of Paul G. Desmarais, has voting control of Power Corporation of Canada.

We are authorized to do business in 49 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, and Guam. We are obligated to pay all amounts promised under the Contract.

GWFS Equities, Inc. serves as principal underwriter for the Contracts and is a broker/dealer registered with the SEC. The Company directly owns all stock of GWFS Equities, Inc.

SALES OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated or unaffiliated broker-dealer firms registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who have entered into selling agreements with us and the principal underwriter (the “Selling Broker-Dealers”).

We and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives qualify for such benefits.

The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the contract sold but is not expected to be more than 8% of the Purchase Payment. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of the Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensations or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our index-linked annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commissions and other sales expenses through fees and charges deducted under the Contract.

We have entered into an underwriting agreement with GWFS Equities, Inc. for the distribution and sale of the Contracts. Pursuant to this agreement, GWFS Equities, Inc.serves as principal underwriter for the Contracts, offering them on a continuous basis. GWFS Equities, Inc. is located at 8515 East Orchard Road, Greenwood Village, CO 80111. GWFS Equities, Inc. will use its best efforts to sell the Contracts, but is not required to sell any specific number or dollar amount of Contracts.

GWFS Equities, Inc. was organized as a corporation under the laws of the State of Delaware in 1984 and is a wholly-owned affiliate of ours. GWFS Equities, Inc. is registered as a broker-dealer with the SEC under the 1934 Act, as well as with the securities administrators in the states in which it operates, and is a member of FINRA.

GWFS Equities, Inc. offers the Contracts through registered representatives who are registered with FINRA and with the states in which they do business. More information about GWFS Equities, Inc. and the registered representatives is available at http://www.finra.org or by calling 800-289-9999. You can also obtain an investor brochure from FINRA describing its Public Disclosure Program. Registered representatives with GWFS Equities, Inc. are also licensed as insurance agents in the states in which they do business and are appointed with us. In addition, registered representatives of GWFS Equities, Inc. may be eligible for non-cash compensation programs offered by GWFS Equities, Inc. or an affiliated company, such as conferences, trips, prizes, and awards.

GWFS Equities, Inc. may also enter into selling agreements with unaffiliated broker-dealers to sell the Contract. The registered representatives of these selling firms are registered with FINRA and with the states in which they do business, are licensed as insurance agents in the states in which they do business, and are appointed with us. We and GWFS Equities, Inc. may provide non-cash compensation to these registered representatives, but such non-cash compensation is limited to small gifts, occasional entertainment, and/or payment or reimbursement in connection with training or education. This non-cash compensation is not preconditioned on achievement of a sales target.

At times, GWFS Equities, Inc. may make other cash and non-cash payments to selling firms for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, GWFS Equities, Inc., and the selling firm in order to coordinate data for the sale and maintenance of the Contract. The amount of other cash and non-cash compensation paid by GWFS Equities, Inc. or its affiliated companies ranges significantly among the selling firms. GWFS Equities, Inc. and its affiliates may receive payments from affiliates of the selling firms that are unrelated to the sale of the Contract.

Although the Company and GWFS Equities, Inc. do not anticipate discontinuing offering the Contracts, we do reserve the right to discontinue offering the Contracts at any time.

ADDITIONAL INFORMATION

Owner Questions

The obligations to Owners under the Contracts are ours. Please direct your questions and concerns to us at our Administrative Office.

St ate Regulation

As a life insurance company organized and operated under the laws of the State of Colorado, we are subject to provisions governing life insurers and to regulation by the Colorado Commissioner of Insurance. Our books and accounts are subject to review and examination by the Colorado Division of Insurance.

Evidence of Death, Age, Gender, or Survival.

We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.

Disclosure of Commission Position on Indemnification.

Insofar as indemnification for liability arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the depositor in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Certain matters regarding the offering of the securities herein will be passed upon by Ryan Logsdon, internal counsel for the Company.

Eversheds Sutherland (US) LLP has provided advice on certain matters relating to the federal securities laws.

Opinions may be issued in the future by counsel other than those listed above. The name of such counsel, other than those listed above, will be included in a prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule of Great-West Life & Annuity Insurance Company and subsidiaries (the “Company”), incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC.

The registration statement, including exhibits, contains additional relevant information about us. We are subject to the informational requirements of the 1934 Act and, in compliance with such laws, we file annual, quarterly, and current reports and other information with the SEC. You can read and copy any reports or other information we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of our documents upon payment of a duplicating fee, by writing the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. This prospectus incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017; our Quarterly Reports filed on Form 10-Q on November 10, 2016, May 12, 2017, August 11, 2017, and November 9, 2017; and our Current Reports filed on Form 8-K on May 2, 2017, July 26, 2017 and August 3, 2017.

Upon oral or written request, we will provide you a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement (including any exhibits that are specifically incorporated by reference in them) at no cost. To request such documents, please write or call:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

800-537-2033

The documents that are incorporated by reference are available on our website at www.greatwest.com.

Appendix A - Examples

The following examples are intended to provide context and clarity with regard to how the Strategy MVA is calculated, as well as the impact of the Strategy MVA to the Surrender Value at various times within the life of the contract.

Examples #1 – 9 illustrate the values that need to be calculated in order to determine the Strategy MVA 2.5 years into the 6-year Interest MVA Term.

Examples #10 – 18 illustrate the values that need to be calculated in order to determine the Strategy MVA 5.5 years into the 6-year Interest MVA Term.

Strategy Interest MVA Factor Examples

Assume the following information:

Strategy Base: $100,000

Strategy Term Start Date = 1/1/2020

Floor: -10%

Cap: 12%

A = Interest MVA Rate 1: 1.95%

B = Interest MVA Rate 2: 1.00%

Effective Date: 1/1/2018

Interest MVA Term Start Date: 1/1/2018

Interest MVA Term End Date: 1/1/2024

Date of Distribution: 6/30/2020

Example 1: Calculation of Strategy Interest MVA Factor when interest rates have increased.

Assume the following information as of the date of distribution (6/30/2020):

C = Interest MVA Rate 1 = 2.95%

D = Interest MVA Rate 2 = 2.00%

E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date

   = 3.50

The Strategy Interest MVA Factor is calculated as follows:

Strategy Interest MVA Factor =	– 1 = -6.5190%

Example 2: Calculation of Strategy Interest MVA Factor when interest rates have decreased.

Assume the following information as of the date of distribution (6/30/2020):

C = Interest MVA Rate 1 = 0.95%

D = Interest MVA Rate 2 = 0.50%

E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date

   = 3.50

The Strategy Interest MVA Factor is calculated as follows:

Strategy Interest MVA Factor =	– 1 = +5.2770%

Strategy Index MVA Factor Examples

Example 3: Calculation of Strategy Option Value on the Strategy Term Start Date

Assume the following Strategy information:

Strategy Base: $100,000

Floor: -10%

Cap: 12%

The Strategy Option Value would be calculated as follows:

	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	100.00	100.00	100.00	100.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	1.00	1.00	1.00	1.00
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	6.12%	3.34%	5.63%	0.82%

Strategy Option Value = ATM Call - OTM Call + OTM Put - ATM Put

        = 5.63% - 0.82% + 3.34% - 6.12%

        = 2.03%

The Strategy Option Value, calculated on the Strategy Term Start Date, will be used in the Strategy Index MVA Factor calculation. Examples 4 and 5 illustrate the effect of the Strategy Index MVA Factor when Index Performance is positive and negative respectively, assuming all other inputs are held constant.

Strategy Index MVA Factor Examples (continued)

Example 4: Calculation of Strategy MVA Factor when Index Performance is positive (end of month 6)

Assume the following since the Strategy Term Start Date:

Strategy Base = $100,000 (and no prior withdrawals have been taken)

Free Annual Withdrawal Amount = $10,000

Index Performance: +10%

Strategy Credit Rate: +10%

Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50

	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	110.00	110.00	110.00	110.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	1.16%	0.41%	10.81%	2.40%

Strategy Option Value = ATM Call - OTM Call + OTM Put - ATM Put

        = 10.81% - 2.40% + 0.41% - 1.16%

        = 7.66%

The Strategy Index MVA Factor that is applied would be calculated as follows:

Strategy Index MVA Factor = -3.3547% = A – B – C x (D / E) where:

A	=	7.66% = Strategy Option Value as of the date of Request;
B	=	10.00% = Strategy Credit Rate as of the date of Request;
C	=	2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;
D	=	0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E	=	1.00= Strategy Term

Strategy Index MVA Factor Examples (continued)

Example 5: Calculation of Strategy MVA Factor when Index Performance is negative (end of month 6)

Assume the following since the Strategy Term Start Date:

Strategy Base = $100,000 (and no prior withdrawals have been taken)

Free Annual Withdrawal Amount = $10,000

Index Performance: -10%

Strategy Credit Rate: -10%

Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50

	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	90.00	90.00	90.00	90.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	10.95%	4.89%	0.80%	0.01%

Strategy Option Value = ATM Call - OTM Call + OTM Put - ATM Put

        = 0.80% - 0.01% + 4.89% - 10.95%

        = -5.26%

The Strategy Index MVA Factor that is applied would be calculated as follows:

Strategy Index MVA Factor = +3.7222% = A – B – C x (D / E) where:

A	=	-5.26% = Strategy Option Value as of the date of Request;
B	=	-10.00% = Strategy Credit Rate as of the date of Request;
C	=	2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;
D	=	0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E	=	1.00 = Strategy Term

Strategy MVA Examples

The Strategy MVA is equal to the sum of the Strategy Interest MVA Factor and Strategy Index MVA Factor. The following examples illustrate the calculation of the Strategy MVA:

Example 6: Strategy MVA when interest rates have increased and Index Performance is positive.

Strategy MVA Factor = A + B where:

A = Strategy Interest MVA Factor, and

B = Strategy Index MVA Factor

Combining Strategy Interest MVA Factor Example #1 and Strategy Index MVA Factor Example #4:

Strategy MVA Factor = (-6.5190%) + (-3.3547%) = -9.8738% [difference due to rounding]

Assuming a full surrender, the Strategy MVA is calculated as follows:

Strategy MVA = A x max(0, B – C x (D / E)) where:

A = Strategy MVA Factor

B = Strategy Base Withdrawal

C = Free Annual Withdrawal Amount as of the date of the Request

D = Strategy Base as of the date of Request, prior to the Request

E = Contract Base as of the date of the Request, prior to the Request

Strategy MVA     = -9.8738% x max(0, $100,000 - $10,000 x $100,000 / $100,000)

= -9.8738% x max(0, $90,000)

= -9.8738% x $90,000

= -$8,886.39

In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.

The Strategy Interest MVA Factor is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.

The Strategy Index MVA Factor is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.

Strategy MVA Examples (continued)

Example 7: Strategy MVA when interest rates have increased and Index Performance is negative.

Strategy MVA Factor = A + B where:

A = Strategy Interest MVA Factor, and

B = Strategy Index MVA Factor

Combining Strategy Interest MVA Factor Example #1 and Strategy Index MVA Factor Example #5:

Strategy MVA Factor = (-6.5190%) + (3.7222%) = -2.7969% [difference due to rounding]

Assuming a full surrender, the Strategy MVA is calculated as follows:

Strategy MVA = A x max(0, B – C x (D / E)) where:

A = Strategy MVA Factor

B = Strategy Base Withdrawal

C = Free Annual Withdrawal Amount as of the date of the Request

D = Strategy Base as of the date of Request, prior to the Request

E = Contract Base as of the date of the Request, prior to the Request

Strategy MVA     = -2.7969% x max(0, $100,000 - $10,000 x $100,000 / $100,000)

= -2.7969% x max(0, $90,000)

= -2.7969% x $90,000

= -$2,517.19

In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.

This example, the Strategy Interest MVA Factor is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.

The Strategy Index MVA Factor is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.

Strategy MVA Examples (continued)

Example 8: Strategy MVA when interest rates have decreased and Index Performance is positive.

Strategy MVA Factor = A + B where:

A = Strategy Interest MVA Factor, and

B = Strategy Index MVA Factor

Combining Strategy Interest MVA Factor Example #2 and Strategy Index MVA Factor Example #4:

Strategy MVA Factor = (+5.2770%) + (-3.3547%) = +1.9222% [difference due to rounding]

Assuming a full surrender, the Strategy MVA is calculated as follows:

Strategy MVA = A x max(0, B – C x (D / E)) where:

A = Strategy MVA Factor

B = Strategy Base Withdrawal

C = Free Annual Withdrawal Amount as of the date of the Request

D = Strategy Base as of the date of Request, prior to the Request

E = Contract Base as of the date of the Request, prior to the Request

Strategy MVA     = 1.9222% x max(0, $100,000 - $10,000 x $100,000 / $100,000)

= 1.9222% x max(0, $90,000)

= 1.9222% x $90,000

= +$1,730.01

In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.

This example, the Strategy Interest MVA Factor is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.

The Strategy Index MVA Factor is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.

Strategy MVA Examples (continued)

Example 9: Strategy MVA when interest rates have decreased and Index Performance is negative.

Strategy MVA Factor = A + B where:

A = Strategy Interest MVA Factor, and

B = Strategy Index MVA Factor

Combining Strategy Interest MVA Factor Example #2 and Strategy Index MVA Factor Example #4:

Strategy MVA Factor = (+5.2770%) + (3.7222%) = +8.9991% [difference due to rounding]

Assuming a full surrender, the Strategy MVA is calculated as follows:

Strategy MVA = A x max(0, B – C x (D / E)) where:

A = Strategy MVA Factor

B = Strategy Base Withdrawal

C = Free Annual Withdrawal Amount as of the date of the Request

D = Strategy Base as of the date of Request, prior to the Request

E = Contract Base as of the date of the Request, prior to the Request

Strategy MVA     = 8.9991% x max(0, $100,000 - $10,000 x $100,000 / $100,000)

= 8.9991% x max(0, $90,000)

= 8.9991% x $90,000

= +$8,099.60

In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.

This example, the Strategy Interest MVA Factor is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.

The Strategy Index MVA Factor is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.

Strategy Interest MVA Examples

Assume the following information:

Strategy Base: $100,000

Strategy Term Start Date = 1/1/2023

Floor: -10%

Cap: 12%

A = Interest MVA Rate 1:  1.95%

B = Interest MVA Rate 2:  1.00%

Effective Date: 1/1/2018

Interest MVA Term Start Date:  1/1/2018

Interest MVA Term End Date:  1/1/2024

Date of Distribution: 6/30/2023

Example 10: Calculation of Strategy Interest MVA Factor when interest rates have increased.

Assume the following information as of the date of distribution (6/30/2023):

C = Interest MVA Rate 1 = 2.95%

D = Interest MVA Rate 2 = 2.00%

E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date = 0.50

The Strategy Interest MVA Factor is calculated as follows:

Strategy Interest MVA Factor =	– 1 = -0.9574%

Example 11: Calculation of Strategy Interest MVA Factor when interest rates have decreased.

Assume the following information as of the date of distribution (6/30/2023):

C = Interest MVA Rate 1 = 0.95%

D = Interest MVA Rate 2 = 0.50%

E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date = 0.50

The Strategy Interest MVA Factor is calculated as follows:

Strategy Interest MVA Factor =	– 1 = +0.7366%

Strategy Index MVA Examples

Example 12: Calculation of Strategy Option Value on the Strategy Term Start Date

Assume the following Strategy information:

Strategy Base: $100,000

Floor: -10%

Cap: 12%

The Strategy Option Value would be calculated as follows:

	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	100.00	100.00	100.00	100.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	1.00	1.00	1.00	1.00
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	6.12%	3.34%	5.63%	0.82%

Strategy Option Value = ATM Call - OTM Call + OTM Put - ATM Put

= 5.63% - 0.82% + 3.34% - 6.12%

= 2.03%

The Strategy Option Value, calculated on the Strategy Term Start Date, will be used in the Strategy Index MVA Factor calculation. Examples 13 and 14 illustrate the effect of the Strategy Index MVA Factor when Index Performance is positive and negative respectively, assuming all other inputs are held constant.

NOTE: The Strategy Term is 1 year, therefore assuming the same capital market inputs (e.g. index values, swap rate, dividend yield, and implied volatility) are in effect at time 5.5 the same numerical results will be calculated as those used for time 2.5. The calculations for time 5.5 have been repeated here for reference but are identical to Example #3.

Strategy Index MVA Examples (continued)

Example 13: Calculation of Strategy MVA Factor when Index Performance is positive (end of month 6)

Assume the following since the Strategy Term Start Date:

Strategy Base = $100,000 (and no prior withdrawals have been taken)

Free Annual Withdrawal Amount = $10,000

Index Performance: +10%

Strategy Credit Rate: +10%

Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50

	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	110.00	110.00	110.00	110.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	1.16%	0.41%	10.81%	2.40%

Strategy Option Value = ATM Call - OTM Call + OTM Put - ATM Put

= 10.81% - 2.40% + 0.41% - 1.16%

= 7.66%

The Strategy Index MVA Factor that is applied would be calculated as follows:

Strategy Index MVA Factor = -3.3547% = A – B – C x (D / E) where:

A = 7.66% = Strategy Option Value as of the date of Request;

B = 10.00% = Strategy Credit Rate as of the date of Request;

C = 2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;

D = 0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and

E = 1.00 = Strategy Term

NOTE: The Strategy Term is 1 year, therefore assuming the same capital market inputs (e.g. index values, swap rate, dividend yield, and implied volatility) are in effect at time 5.5 the same numerical results will be calculated as those used for time 2.5. The calculations for time 5.5 have been repeated here for reference but are identical to Example #4.

Strategy Index MVA Examples (continued)

Example 14: Calculation of Strategy MVA Factor when Index Performance is negative (end of month 6)

Assume the following since the Strategy Term Start Date:

Strategy Base = $100,000 (and no prior withdrawals have been taken)

Free Annual Withdrawal Amount = $10,000

Index Performance: -10%

Strategy Credit Rate: -10%

Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50

	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	90.00	90.00	90.00	90.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	10.95%	4.89%	0.80%	0.01%

Strategy Option Value = ATM Call - OTM Call + OTM Put - ATM Put

        = 0.80% - 0.01% + 4.89% - 10.95%

        = -5.26%

The Strategy Index MVA Factor that is applied would be calculated as follows:

Strategy Index MVA Factor = +3.7222% = A – B – C x D / E where:

A = -5.26% = Strategy Option Value as of the date of Request;

B = -10.00% = Strategy Credit Rate as of the date of Request;

C = 2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;

D = 0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and

E = 1.00 = Strategy Term

NOTE: The Strategy Term is 1 year, therefore assuming the same capital market inputs (e.g. index values, swap rate, dividend yield, and implied volatility) are in effect at time 5.5 the same numerical results will be calculated as those used for time 2.5. The calculations for time 5.5 have been repeated here for reference but are identical to Example #5.

Strategy MVA Examples

The Strategy MVA is equal to the sum of the Strategy Interest MVA and Strategy Index MVA. The following examples illustrate the calculation of the Strategy MVA:

Example 15: Strategy MVA when interest rates have increased and Index Performance is positive.

Strategy MVA Factor = A + B where:

A = Strategy Interest MVA Factor, and

B = Strategy Index MVA Factor

Combining Strategy Interest MVA Example #10 and Strategy Index MVA Example #13:

Strategy MVA Factor = (-0.9574%) + (-3.3547%) = -4.3121% [difference due to rounding]

Assuming a full surrender, the Strategy MVA is calculated as follows:

Strategy MVA = A x max(0, B – C x (D / E)) where:

A = Strategy MVA Factor

B = Strategy Base Withdrawal

C = Free Annual Withdrawal Amount as of the date of the Request

D = Strategy Base as of the date of Request, prior to the Request

E = Contract Base as of the date of the Request, prior to the Request

Strategy MVA = -4.3121% x max(0, $100,000 - $10,000 x $100,000 / $100,000)

= -4.3121% x max(0, $90,000)

= -4.3121% x $90,000

= -$3,880.93

In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.

The Strategy Interest MVA is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.

The Strategy Index MVA is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.

Strategy MVA Examples (continued)

Example 16: Strategy MVA when interest rates have increased and Index Performance is negative.

Strategy MVA Factor = A + B where:

A = Strategy Interest MVA Factor, and

B = Strategy Index MVA Factor

Combining Strategy Interest MVA Example #10 and Strategy Index MVA Example #14:

Strategy MVA Factor = (-0.9574%) + (3.7222%) = -2.7647% [difference due to rounding]

Assuming a full surrender, the Strategy MVA is calculated as follows:

Strategy MVA = A x max(0, B – C x (D / E)) where:

A = Strategy MVA Factor

B = Strategy Base Withdrawal

C = Free Annual Withdrawal Amount as of the date of the Request

D = Strategy Base as of the date of Request, prior to the Request

E = Contract Base as of the date of the Request, prior to the Request

Strategy MVA = -2.7647% x max(0, $100,000 - $10,000 x $100,000 / $100,000)

= -2.7647% x max(0, $90,000)

= -2.7647% x $90,000

= -$2,488.27

In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.

This example, the Strategy Interest MVA is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.

The Strategy Index MVA is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.

Strategy MVA Examples (continued)

Example 17: Strategy MVA when interest rates have decreased and Index Performance is positive.

Strategy MVA Factor = A + B where:

A = Strategy Interest MVA Factor, and

B = Strategy Index MVA Factor

Combining Strategy Interest MVA Example #11 and Strategy Index MVA Example #13:

Strategy MVA Factor = (+0.7366%) + (-3.3547%) = -2.6182% [difference due to rounding]

Assuming a full surrender, the Strategy MVA is calculated as follows:

Strategy MVA = A x max(0, B – C x (D / E)) where:

A = Strategy MVA Factor

B = Strategy Base Withdrawal

C = Free Annual Withdrawal Amount as of the date of the Request

D = Strategy Base as of the date of Request, prior to the Request

E = Contract Base as of the date of the Request, prior to the Request

Strategy MVA = -2.6182% x max(0, $100,000 - $10,000 x $100,000 / $100,000)

= -2.6182% x max(0, $90,000)

= -2.6182% x $90,000

= -$2,356.34

In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.

This example, the Strategy Interest MVA is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.

The Strategy Index MVA is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.

Strategy MVA Examples (continued)

Example 18: Strategy MVA when interest rates have decreased and Index Performance is negative.

Strategy MVA Factor = A + B where:

A = Strategy Interest MVA Factor, and

B = Strategy Index MVA Factor

Combining Strategy Interest MVA Example #11 and Strategy Index MVA Example #14:

Strategy MVA Factor = (+0.7366%) + (3.7222%) = +4.4587% [difference due to rounding]

Assuming a full surrender, the Strategy MVA is calculated as follows:

Strategy MVA = A x max(0, B – C x (D / E)) where:

A = Strategy MVA Factor

B = Strategy Base Withdrawal

C = Free Annual Withdrawal Amount as of the date of the Request

D = Strategy Base as of the date of Request, prior to the Request

E = Contract Base as of the date of the Request, prior to the Request

Strategy MVA = 4.4587% x max(0, $100,000 - $10,000 x $100,000 / $100,000)

= 4.4587% x max(0, $90,000)

= 4.4587% x $90,000

= +$4,012.86

In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.

This example, the Strategy Interest MVA is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.

The Strategy Index MVA is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.

Appendix B - Market Value Adjustment

Overview: Strategy Interest MVA Factor applied to hypothetical fixed income instruments

The company invests in fixed income assets to support the Strategy Value. Upon withdrawal from or surrender of the Contract, the Company must sell a portion of these assets, which may have changed in value since originally purchased. The Strategy Interest MVA Factor approximates the change in value of the fixed income assets sold to fund the distribution from the Contract that is subject to a Strategy MVA. The change in value is related to the change in interest rates, and the time remaining in the Interest MVA Term. Generally speaking:

•	As interest rates increase the Strategy Interest MVA Factor will reduce the net amount received on a partial withdrawal or surrender; and
•	As interest rates decrease the Strategy Interest MVA Factor will increase the net amount received on a partial withdrawal or surrender.

The Interest MVA Term aligns to the Interest MVA Term Start Date and Interest MVA Term End Date defined in the Contract. Upon re-entry into a subsequent Interest MVA Term, the Company will provide the contract holder with updated Strategy Interest MVA Factor rates applicable to the new Interest MVA Term.

Overview: Strategy Index MVA Factor applied to hypothetical derivative instruments

The company supports the Contract guarantees related to the Index Performance through the purchase or sale of derivative instruments. Derivatives are purchased on the Selected Index to align with the Strategy Term, Cap, and Floor or Buffer specific to each Strategy. For distributions taken during the Strategy Term, the Strategy Index MVA Factor approximates the market (or fair) value change in the portion of derivative instruments that must be sold to fund the distribution relative to the Strategy Credit Rate, including the recapture of the unvested portion of the Strategy Option Value calculated at the beginning of the Strategy Term. The recapture of the unvested portion of the Strategy Option Value represents lost fixed investment income to the company that would have been realized if the Strategy Value being withdrawn had been held to the Strategy Term End Date. The vesting period is equal to the length of the Strategy Term. The portion of the Strategy Option Value calculated at the beginning of the Strategy Term that remains unvested is equal to the number of days remaining in the Strategy Term, as of the date the Strategy Index MVA Factor is calculated, divided by the length (in days) of the Strategy Term. The following table summarizes the derivatives used in the MVA formula by investment option:

Downside Protection	Derivative Strategy
0.00% Floor	Buy ATM Call; Sell OTM Call Strategy Option Value = ATM Call – OTM Call
-2.50% Floor -5.00% Floor -7.50% Floor -10.00% Floor	Sell ATM Put; Buy OTM Put; Buy ATM Call; Sell OTM Call Strategy Option Value = ATM Call – OTM Call + OTM Put – ATM Put
-10.00% Buffer	Sell OTM Put; Buy ATM Call; Sell OTM Call Strategy Option Value = ATM Call – OTM Call – OTM Put

At-the-Money (ATM) Call – A derivative option that pays the owner the positive Index Performance above the strike price. The ATM strike price will be equal to the Index Value on the start of the Strategy Term.

Out-of-the-Money (OTM) Call – A derivative option that pays the owner positive Index Performance above the strike price. The OTM strike price will be equal to the Index Value on the start of the Strategy Term multiplied by (1 + Cap).

At-the-Money (ATM) Put – A derivative option that pays the owner the negative Index Performance below the strike price. The ATM strike price will be equal to the Index Value on the start of the Strategy Term.

Out-of-the-Money (OTM) Put – A derivative option that pays the owner the negative Index Performance below the strike price. The OTM strike price will be equal to the Index Value on the start of the Strategy Term multiplied by (1 + Floor) or (1 + Buffer).

The Index Performance from the Strategy Term Start Date to the date of Request for partial withdrawal or surrender will be reflected in the Strategy Index MVA Factor formula. Generally speaking:

B-1

•	If the Index Performance is greater than zero, the Strategy Index MVA Factor will likely be less than zero.
○	This means that if you take a partial withdrawal, surrender your Contract, or die prior to the Strategy Term End Date, the Strategy Index MVA Factor will differ from the Index Performance.
•	If the Index Performance is less than zero, the Strategy Index MVA Factor will likely be greater than zero.
○	This means that if you take a partial withdrawal, surrender your Contract, or die prior to the Strategy Term End Date, the Strategy Index MVA Factor will differ from the Index Performance.

Application of the Strategy Interest MVA Factor applied to hypothetical fixed income investments

The market value of fixed income assets is based on the approximate change in net yield (or investment earnings less investment expenses) of the fixed income assets that have to be sold to fund the distribution, in excess of any Free Annual Withdrawal Amount. The Strategy Interest MVA Factor is based upon two Interest MVA Indices, the constant maturity treasury yield plus a credit spread:

• Strategy Interest MVA Factor =	– 1 where (1 + A + B) represents the yield at the beginning of the MVA term and (1 + C + D) represents the yield at the time the interest MVA is calculated. The exponent in the formula, E, represents the time remaining in the Interest MVA Term.
○	As of the Interest MVA Term Start Date:
◾	A represents the constant maturity treasury yield corresponding to the number of years (whole and partial) of the Interest MVA Term, as defined by Interest MVA Index 1.
◾	B represents the credit spread, as defined by Interest MVA Index 2.
◾	( 1 + A + B) represents the net yield.
○	As of the date of Request for partial withdrawal or surrender:
◾	C represents the constant maturity treasury yield corresponding to the number of years (whole and partial) of the time remaining in the Interest MVA Term, as defined by Interest MVA Index 1.
◾	D represents the credit spread, as defined by Interest MVA Index 2.
◾	( 1 + C + D) represents the yield.
◾	E represents the number of years (whole and partial) of the time remaining in the Interest MVA Term.

The Strategy Interest MVA Factor approximates the change in value of a hypothetical zero coupon bond purchased at par value on the Interest MVA Term Start Date and sold on the date of Request for partial withdrawal or surrender.

Application of the Strategy Index MVA Factor applied to hypothetical derivative instruments

The Strategy Index MVA Factor approximates the change in market (or fair) value of the derivatives purchased to create the downside protection (e.g. Floor or Buffer) and upside potential (e.g. Cap) for each Strategy relative to the Strategy Credit Rate, less the unvested portion of the Strategy Option Value on the Strategy Term Start Date:

•	Strategy Index MVA Factor = A – B – C x D / E where:

A = Strategy Option Value as of the date of Request;

B = Strategy Credit Rate as of the date of Request;

C = Strategy Option Value calculated on the Strategy Term Start Date;

D = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and

E = Strategy Term

Strategy Option Values are calculated using the Black-Scholes European option pricing formula. The following inputs are used to calculate Strategy Option Values:

•	Implied volatility of the Selected Index – The implied volatility varies with the time remaining until the Strategy Term End Date and the relationship of the strike price of the option and the current Index Value as of the date of the Strategy Index MVA Factor calculation. The relationship between the strike price and the current price of the Selected Index is known as the moneyness of the option. Implied volatility inputs are provided by an independent third party for all available maturities. Linear interpolation is used to calculate implied volatility by strike price and maturity as needed.
•	Swap rate – The swap rate applies to the time remaining until the Index Strategy End Date. Swap rate values are provided by an independent third party for all available maturities. Linear interpolation is used to calculate the exact time remaining as needed.

Dividend yield of the Selected Index – The estimated annual dividend yield applicable to each Selected Index, which is obtained from an independent third party.

B-2

Appendix C - State Variation Chart for ILA-2017

STATE	GREAT-WEST CAPITAL CHOICE	Section of Contract where variation is found	IRA Endorsement	Roth Endorsement
AL
AK
AZ
AR
CA

If you reside in California, and are age 60 or older at the time the Contract is issued you may cancel the Contract and return it to us within 30 days and receive return of the Purchase Price.

The definition of Spouse includes people who entered into a domestic partnerships as defined by California Family Code § 297.

Front Cover. Right to Cancel provision. Section 1: Definitions.
CT

No premium tax is charged in Connecticut for annuities and all reference to premium taxes in the Contracts have been removed.

In the event of a misstatement of age or sex, annuity payments will be recalculated and coverage will be what the Purchase Price would have purchased had the correct age or sex been given when the Contract was issued based on the Company’s published rates.

All applicable provisions Paragraph 9.05: Section 9 General Provisions.
DC
DE
FL

If you reside in Florida you may cancel the Contract and return it to us within 21 days and receive return of the Purchase Price.

All notices or actions required by the Company will be effective when such request or notice is “received” by the Company and not when the request or notice is “recorded” by the Company.

Front Cover: Right to Cancel provision. Provisions in Section 1, 2 and 4.

There is no guarantee that a Reference/Selected Index will be available for the entire term of the Contract and may be substituted if an original Reference Index is discontinued or there is a material change in the calculation of the original Reference Index.

Any payment made in accordance with the provisions of paragraph 10.03 will not incur MVA, Withdrawal Charges or Contract Fees.

Paragraph 4.05 in Section 4: Contract Value and Strategy Value. Paragraph 10.01 in Section 10: Annuity Payment Options.
GA
HI
ID

If you reside in Idaho you may cancel the Contract and return it to us within 20 days and receive return of the Purchase Price.

In the event of a delay or postponement of payments when the Contract is Surrendered or a Withdrawal is taken beyond 30 days from the date of a Request, the Company will pay interest at the rate specified in Idaho Code Section 28-22-104(2) on any such delayed payments.

Front Cover: Right to Cancel provision. Paragraph 7.01 and 7.07 in Section 7: Surrenders and Withdrawals.
IL	The definition of Spouse includes people who have entered into a Civil Union as defined in Act 750 ILCS 75/1	Section 1: Definitions.
IN
IA
KS
KY
LA
ME
MD	An annual report will be mailed at least once in each Contract Year showing values as of a date not more than two months prior to the date of mailing.	Paragraph 9.11 in Section 9: General Provisions.
MA
MI
MN	If you reside in Minnesota the Company will refund the	Front Cover: Right to

	Purchase Payment within 10 days of receipt of the notice of cancellation during the right to cancel period.	Cancel provision.
MS
MO	If there is a misstatement of age or sex then the annuity payments will be recalculated based on the amount of coverage that the Purchase Price would have bought at the date of issue of the Contract.	Paragraph 9.05: Section 9 General Provisions.
MT

All reference to gender is removed. Annuity payments and rates have been calculated according to unisex tables.

No premium tax is charged in Montana and all reference to premium taxes in the Contracts have been removed.

When a claim is made under the Death Benefit provisions, then settlement must be made by the Company within 60 days from date of receipt of Due Proof of Death. If settlement is made after 30 days then interest at a rate required by Montana law will be paid.

All applicable provisions of the Contract. All provisions where “premium tax” is referred to. Paragraph 6.01 in Section 6: Death Benefit.
NE
NV
NH	The age of annuitization is 99 years of age and not 110 years of age.	Section 1:Definitions and Paragraph 10.01 and 10.02 in Section 10: Annuity Payment Options.
NJ

If you reside in New Jersey and the Contract is cancelled during the Right to Cancel Period, the Company will refund the Cash Surrender Value plus any fees or charges deducted from the Purchase Price.

The definition of Spouse includes people who entered into a civil union recognized under the New Jersey Civil Union Act P. L. 2006c. 103.

Front Cover: Right to Cancel provision. Section 1: Definitions.
NM
NC	All reference to premium tax has been deleted.	All provisions where Premium Tax is mentioned.
ND	If you reside in North Dakota you may cancel the Contract and return it to us within 20 days and receive return of the Purchase Price.	Front Cover: Right to Cancel provision.
OH

OK
OR	Not filed
PA

The right to cancel is extended from 30 days to 45 days if a replacing Contract is issued by an affiliate of the Company.

Paragraph (e) has been removed from Section 7.04.

If the Company makes any changes to the Contracts in terms of changes allowed to be made in Section 9.04 then the Owner has the right to reject any changes made in terms of this provision within 30 days of receiving notice of changes. The Company has the right to terminate the Contract in the event such changes are rejected.

		Front Cover: Right to Cancel provision. Section 7: Surrenders and Withdrawals. Paragraph 9.04 in Section 9: General Provisions.	If the Company makes any changes to the Endorsement as allowed in Paragraph 11 of the Endorsement, then the Owner has the right to reject any changes made in terms of this provision within 30 days of receiving notice of such change. If the changes are rejected then the Company may terminate the Endorsement.	If the Company makes any changes to the Endorsement as allowed in Paragraph 11 of the Endorsement, then the Owner has the right to reject any changes made in terms of this provision within 30 days of receiving notice of such change. If the changes are rejected then the Company may terminate the Endorsement.
RI	If you reside in Rhode Island you may cancel the Contract and return it to us within 20 days and receive return of the Purchase Price
SC
SD
TN
TX

If you reside in Texas you may cancel the Contract and return it to us within 30 days and receive return of the Purchase Price. The Company will refund the Cash Surrender Value plus any fees or charges deducted from the Purchase Price if the Contract is cancelled during the right to cancel period.

Front Cover: Right to Cancel provision.
UT
VT
VA	If there is a misstatement of age or sex then the annuity payments will be recalculated based on the amount of coverage that the Purchase Price would have bought at the date of issue of the Contract.	Paragraph 9.05 in Section 9: General Provisions
WA
WV
WI
WY

C-4